UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.         )

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☐	Soliciting Material under §240.14a-12

The Eastern Company
(Name of Registrant as Specified in Its Charter)

 __________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE EASTERN COMPANY

3 Enterprise Drive

Suite 408

Shelton, CT 06484

______________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 30, 2025

______________

The Annual Meeting of Shareholders of The Eastern Company (“Eastern” or the “Company”) will be held on April 30, 2025 at 11:00 a.m., Eastern Time (the “Annual Meeting”). As in prior years, the Annual Meeting will continue to be a completely virtual meeting of shareholders via live webcast. You will not be able to attend the Annual Meeting in person, but you will have the opportunity to participate in the virtual meeting, as you would in an in-person meeting.

The Annual Meeting of Shareholders of the Company will be held for the following purposes:

1.	To elect seven directors.
2.	To cast a nonbinding advisory vote to approve the compensation of our named executive officers.
3.	To ratify the Audit Committee’s appointment of Fiondella, Milone & LaSaracina LLP as the independent registered public accounting firm for fiscal year 2025.
4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed March 3, 2025 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.  The Annual Meeting will be a completely virtual meeting of shareholders. You will be able to attend the Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/EML2025 and entering the 16‐digit control number included in our notice of Internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.

If you do not have a control number, you may attend the Annual Meeting as a guest, but you will not have the option to vote your shares at the Annual Meeting.

Your vote is very important. Whether or not you plan to attend the virtual Annual Meeting or any adjournment thereof, we urge you to submit your proxy as promptly as possible.  If you attend the virtual Annual Meeting and vote at the Annual Meeting before your proxy is exercised, your proxy will be deemed revoked and will not be used.

All shareholders are cordially invited to attend the virtual Annual Meeting or any adjournment thereof. Management looks forward to having you there.

By order of the Board of Directors, Marianne Barr Treasurer and Secretary

March 11, 2025

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PROXY STATEMENT

of

THE EASTERN COMPANY

for the Annual Meeting of Shareholders

To Be Held on April 30, 2025

The Board of Directors of The Eastern Company (“Eastern,” the “Company,” “we,” “us” or “our”) is furnishing this proxy statement in connection with its solicitation of proxies for use at the 2025 Annual Meeting of Shareholders and at any adjournment thereof (the “Annual Meeting”). This proxy statement is first being furnished to shareholders on or about March 11, 2025.

GENERAL INFORMATION REGARDING VOTING AT THE ANNUAL MEETING

The Board of Directors of Eastern (the “Board”) has fixed the close of business on March 3, 2025 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, there were 6,126,416 outstanding shares of Eastern common stock, no par value (“Common Shares”), with each of the Common Shares entitled to one vote.

The presence at the Annual Meeting, or representation by proxy, of holders of a majority of the voting power of the Common Shares entitled to vote at the Annual Meeting is necessary to constitute a quorum.

If you grant a proxy to the persons named on Eastern’s proxy card, the Common Shares represented by your proxy will be voted at the Annual Meeting, either in accordance with the directions indicated on the proxy card, or, if no directions are indicated, in accordance with the recommendations of the Board contained in this proxy statement and on the form of the proxy card. If a proxy is signed and returned without specifying choices, the Common Shares represented thereby will be voted (1) FOR the election of each of: Mr. Fredrick D. DiSanto, Mr. John W. Everets, Mr. Charles W. Henry, Mr. James A. Mitarotonda, Mrs. Peggy B. Scott, Mr. Michael J. Mardy and Mr. Ryan A. Schroeder to the Board, each for a one-year term and until his or her successor has been duly elected and qualified; (2) FOR the approval, on an advisory basis, of the compensation of our named executive officers; and (3) FOR the proposal to ratify the appointment of Fiondella, Milone & LaSaracina LLP as the Company’s independent registered public accounting firm for the Company’s 2025 fiscal year. The Company is not aware of any matters other than those set forth herein which will be presented for action at the Annual Meeting. If other matters should be presented, the persons named in the proxy intend to vote such proxies in accordance with their best judgment.

If you submit a proxy and then wish to change your vote, you will need to revoke the proxy that you have submitted.  A shareholder may revoke his or her proxy at any time before it is exercised by voting at the Annual Meeting or by timely delivery of a properly executed, later-dated proxy card or a written revocation of his or her proxy.  A later-dated proxy card or written revocation must be received before the Annual Meeting by the Corporate Secretary of the Company at 3 Enterprise Drive, Suite 408, Shelton, CT 06484. You may also revoke your proxy by submitting a new proxy via the internet at www.proxyvote.com or by telephone, no later than 11:59 p.m. Eastern Time on April 29, 2025. Attendance at the Annual Meeting does not, without further action, revoke the appointment of a proxy; however, your proxy may be revoked either by giving notice of revocation or voting at the Annual Meeting before your proxy is exercised.

The Common Shares are listed under the ticker symbol “EML” on The NASDAQ Stock Market LLC (“NASDAQ”).

Solicitation of Proxies

The solicitation of proxies is made by the Company. The cost of solicitation of proxies will be borne by the Company. On approximately March 11, 2025, we mailed a Notice of Internet Availability of Proxy Materials advising our shareholders that they could view all of the proxy materials online or request a paper or e-mail copy of the proxy materials. This online access format expedites the delivery of materials, reduces printing and postage costs and reduces the environmental impact of our Annual Meeting.

How to Request a Paper or E-mail Copy of the Proxy Materials

You may receive a paper or e-mail copy of the proxy materials free of charge by requesting a copy through one of the following methods:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL:	sendmaterial@proxyvote.com

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How to Attend and Vote at the Annual Meeting

You can access the Annual Meeting at www.virtualshareholdermeeting.com/EML2025 beginning at 10:45 a.m. Eastern Time on April 30, 2025. Shareholders of record and beneficial holders as of the close of business on March 3, 2025 may ask questions and vote their shares at the Annual Meeting. If you were a shareholder of record as of the close of business on March 3, 2025, to vote your shares at the Annual Meeting or submit questions during the Annual Meeting, you must log into the Annual Meeting using the control number found on your proxy card, voting instruction form or notice you previously received. Shareholders of record may vote at the Annual Meeting by following the instructions available on the meeting website during the Annual Meeting.

If you were a beneficial owner as of the close of business on March 3, 2025 of shares held in “street name” through a broker, bank, or other nominee, the proxy materials for the Annual Meeting are being forwarded to you by the broker, bank or other nominee holding your shares. The organization holding your shares is considered to be the shareholder of record for purposes of voting on the proposals being submitted to shareholders at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to virtually attend the Annual Meeting. However, if your shares are held in street name, you may not vote your shares at the Annual Meeting or submit questions during the Annual Meeting unless you first request and obtain a valid legal proxy from your broker, bank or other nominee.

If you do not have a control number, you may attend the Annual Meeting as a guest, but you will not have the option to vote your shares or ask questions.

Online access to the meeting will open 15 minutes prior to the start of the meeting to allow time for participants to login and test device audio systems. We encourage participants to access the meeting in advance of the designated start time. After logging in, please review the rules of conduct for the meeting posted on the website.

Support will be available 15 minutes prior to, and during, the meeting to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If participants encounter any difficulty, they should call the support team at the numbers listed on the login screen.

Subject to time constraints, we will answer relevant shareholder questions during the meeting.

Voting at the Annual Meeting

Except in the case of a contested election, directors will be elected by a majority of the votes cast by the shares entitled to vote in the election of directors at an annual meeting of shareholders if a quorum is present.  Consequently, a nominee will be elected as a director if the votes cast for the nominee’s election as a director exceed the votes cast against such nominee’s election as a director.  However, in a contested election, directors will be elected by a plurality of the votes cast.  An election will be considered to be contested if, as of the record date for the applicable annual meeting of shareholders, there are more nominees for election to the Board than there are positions on the Board to be filled by election at the annual meeting.  Because the election of directors at this year’s Annual Meeting is not a contested election, a nominee for election as a director at the Annual Meeting will be elected if the votes cast for the nominee exceed the votes cast against the nominee.

If a director is subject to reelection in an uncontested election by a majority of the votes cast, but a majority of the votes are cast against his or her reelection, then the Board will request that the director tender his or her resignation.  The Board will nominate for election or reelection as a director only those candidates who agree to tender, promptly following the annual meeting of shareholders at which they are elected or reelected as a director, irrevocable resignations that will be effective upon: (a) their failure to receive the required vote at the annual meeting of shareholders at which they face reelection; and (b) the acceptance of such resignation by the Board.  In addition, the Board will fill vacancies on the Board and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors.  If an incumbent director fails to receive the required vote for reelection, the Board will act on an expedited basis to determine whether to accept or reject the director’s resignation.  A director whose resignation is under consideration must abstain from participating in any decision regarding that resignation.

Each of the other matters to be acted upon at the Annual Meeting will be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter, assuming a quorum is present.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. An abstaining vote or a broker “non-vote” is considered to be present for purposes of determining a quorum but is not deemed to be a vote cast. As a result, abstentions and broker “non-votes” are not included in the tabulation of the voting results for the election of directors or the other matters to be acted on at the Annual Meeting, each of which requires the approval of a majority of the votes cast, and therefore do not have the effect of votes of opposition in such tabulations.

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The Board recommends voting:

•	FOR the election of each of Mr. Fredrick D. DiSanto, Mr. John W. Everets, Mr. Charles W. Henry, Mr. James A. Mitarotonda, Mrs. Peggy B. Scott, Mr. Michael J. Mardy and Mr. Ryan A. Schroeder as directors;

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers; and

•	FOR the ratification of the appointment of Fiondella, Milone & LaSaracina LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year.

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Item No. 1

ELECTION OF DIRECTORS

At the Annual Meeting, seven directors will be elected to serve for one-year terms, which expire at the annual meeting of shareholders in 2026 or when a successor is duly elected and qualified. Mr. Fredrick D. DiSanto, Mr. John W. Everets, Mr. Charles W. Henry, Mr. James A. Mitarotonda, Mrs. Peggy B. Scott, Mr. Michael J. Mardy and Mr. Ryan A. Schroeder are the Company’s nominees for election at the Annual Meeting. Messrs. DiSanto, Everets, Henry, Mitarotonda and Mardy and Mrs. Scott are current directors whose terms expire in 2025. Mr. Schroeder, the Company’s President and Chief Executive Officer, has been nominated to fill the vacancy created when the Company’s former Chief Executive Officer stepped down from the Board.

Unless otherwise specified in your proxy, the persons with power of substitution named in the proxy card will vote your Common Shares FOR each of the Company’s nominees. If a nominee is unable or unwilling to accept the nomination, the proxies will be voted for the election of such other person as may be recommended by the Board.  However, the Board has no reason to believe that the Company’s nominees will be unavailable for election at the Annual Meeting. Approval of the election of each director nominee requires the affirmative vote of a majority of the votes duly cast by holders of Common Shares represented at the Annual Meeting that are entitled to vote on the matter.

The Board recommends a vote FOR the election of each of Mr. Fredrick D. DiSanto, Mr. John W. Everets, Mr. Charles W. Henry, Mr. James A. Mitarotonda, Mrs. Peggy B. Scott, Mr. Michael J. Mardy and Mr. Ryan A. Schroeder as directors. Proxies will be voted FOR the election of each of the nominees unless otherwise specified.

Each director and each director nominee has furnished the biographical information set forth below with respect to his or her present principal occupation, business and other affiliations. Information regarding the beneficial ownership of equity securities of the Company of each director and each director nominee is provided under “Security Ownership of Certain Beneficial Owners and Management” in this proxy statement. Unless otherwise indicated, each director and each director nominee has been employed in the principal occupation or employment listed for at least the past five years.

Company Nominees for Election at the 2025 Annual Meeting

For a one-year term expiring in 2026

Fredrick D. DiSanto, age 63, is the Chairman and Chief Executive Officer of The Ancora Group, a provider of investment advisory, wealth management and retirement plan services to individuals and institutions, and has served in such capacities since 2014 and 2006, respectively. Mr. DiSanto was the President and Chief Operating Officer of Maxus Investment Group, a provider of financial advisory services, from 1998 until December of 2000. From 2001 to 2006, after Maxus Investment Group was sold to Fifth Third Bank, Mr. DiSanto served as Executive Vice President and Manager of Fifth Third Bank’s Investment Advisor Division.

Mr. DiSanto is an experienced public company director and has knowledge and background in finance, strategic planning, governance and international business. He currently serves on the Boards of Directors of Regional Brands, Inc. and Ampco-Pittsburgh Corporation. Previously, he served on the respective Boards of Directors of the Alithya Group, Axia Net Media Corporation and LNB Bancorp, Inc.

Mr. DiSanto has served as a director of the Company since 2016. Mr. DiSanto is Chairman of the Compensation Committee and serves on the Audit, Executive, Capital Allocation and Investment, and Nominating and Corporate Governance Committees.

John W. Everets, age 78, has been a Partner in Arcturus Capital LLC, a venture capital firm in Boston, since 2016 and currently serves on the board of Pearl Diver Credit Company (NYSE: PDCC), a publicly-traded closed-end investment company, since July 2024.  Mr. Everets was the Chairman and Chief Executive Officer of SBM Financial, an investor group in Portland, Maine, from May 2010 until October 2016. Mr. Everets was also Chairman and Chief Executive Officer of The Bank of Maine from May 2010 until October 2016. Mr. Everets’ directorships at public companies in the past five years include Independent Director at Medallion Bank (since 2019), Medallion Financial Corp. (since 2017). Mr. Everets also serves on the Board of Directors of Newman’s Own Foundation. Mr. Everets is a former director of The Bank of Maine, which merged into Camden National Bank Financial Security Assurance, FSA, Dairy Mart and The Martin Currie Business Trust Edinburgh. From 1993 to 2004, Mr. Everets was the Chairman and Chief Executive Officer of HPSC, a provider of financing to medical and dental practices, which was acquired by GE Healthcare Financial Services, a provider of capital, financial solutions and related services for the global healthcare industry in 2004.  Mr. Everets became Chief Executive Officer of GEHPSC from 2004 until 2006.

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Mr. Everets has served as a director of the Company since 1993 and as Vice-Chairman of the Board since July 2024.  He brings to the Board extensive knowledge of the Company’s business. Mr. Everets is Chairman of the Capital Allocation and Investment Committee and serves on the Audit and Compensation Committees.

Charles W. Henry, age 75, is an attorney and partner with the law firm Henry, Giardina & Langer, LLP located in Woodbury, Connecticut.

Mr. Henry brings to the Board extensive knowledge of the Company’s business. Mr. Henry’s independent legal expertise is valuable to the Company if, and when, matters of law or regulation arise in the normal course of the Company’s business.  His law firm does not provide any services to the Company.

Mr. Henry has served as a director of the Company since 1989. Mr. Henry is Chairman of the Nominating and Corporate Governance Committee and serves on the Compensation, Executive, and Environmental, Health, and Safety Committees.

James A. Mitarotonda, age 70, is currently the Chairman, President and CEO at Barington Capital Group, L.P., an activist investment firm. He is also the Chairman, President and CEO of Barington Companies Investors, LLC, the general partner of Barington Companies Equity Partners, L.P., an activist investment fund.

From 2019 to 2022, Mr. Mitarotonda served as a Special Advisor to L Brands, Inc., a specialty retailer of women’s apparel and personal care products. Over the past five years, Mr. Mitarotonda has also served as (i) a director and audit committee member of Rambus, Inc. from April 2021 until April 2022; (ii) a director of Avon Products, Inc., a global manufacturer and marketer of beauty and related products, from April 2018 to January 2020; (iii) a director of OMNOVA Solutions Inc., a global provider of emulsion polymers and specialty chemicals, from March 2015 to April 2020; and (iv) a director of A. Schulman Inc., an international supplier of plastic compounds and resins, from October 2005 until August 2018.  Prior to such time, Mr. Mitarotonda served as a director of The Pep Boys – Manny, Moe & Jack, an automotive aftermarket service and retail chain, from August 2006 to February 2016, and as Chairman from July 2008 to July 2009. Mr. Mitarotonda has also served as a director of Barington/Hilco Acquisition Corp., a special purpose acquisition company, from February 2015 until January 2018, as Chief Executive Officer from February 2015 to May 2015, and as Chairman from February 2015 until May 2017. He also served as a director of Ebix, Inc., a supplier of software and e-commerce services to the insurance, financial and healthcare industries, from January 2015 to March 2015; The Jones Group Inc., a designer, marketer and wholesaler of branded clothing, shoes and accessories, from June 2013 to April 2014; Griffon Corporation from November 2007 to January 2012; Ameron International Corporation, a multinational manufacturer of products and materials for the chemical, industrial, energy, transportation and infrastructure markets, from March 2011 to October 2011; and Gerber Scientific, Inc., an international supplier of automated manufacturing systems, from June 2010 to August 2011.

Mr. Mitarotonda received a B.A. in economics from Queens College and a M.B.A from New York University’s Graduate School of Business Administration (now known as the Stern School of Business).

Mr. Mitarotonda has served as a director of the Company since 2015 and as Chairman of the Board since January 2016. Mr. Mitarotonda serves on the Nominating and Corporate Governance and Capital Allocation and Investment Committees, and as Chair of the Executive Committee.

Peggy B. Scott, age 73, has served as the Chairperson of the board of Cleco Corporate Holdings LLC (NASDAQ: CNL), a public utility holding company, since April 2016, and was Chief Executive Officer from February 2017 until January 2018. She also serves on the board and Governance Committee of Martin Sustainable Resources, LLC, and as the Chairperson of the Audit Committee.  Earlier, she served on the Blue Cross Blue Shield of Louisiana Foundation board from 2005 to 2024, including roles as Chairperson and President, and on the board of Gresham Smith Partners from June 2020 until June 2022. Her recent public company service includes Benefytt Technologies, Inc. (NASDAQ: BFYT) from 2019 until its acquisition in 2020.

Previously, Mrs. Scott served as the Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of Blue Cross Blue Shield of Louisiana (BCBS), and as Chief Strategy Officer, overseeing growth strategies and operational performance in challenging markets. Prior to BCBS, she held senior executive positions in U.S. and international companies where she led transformations, growth strategies and operations in seven foreign countries. Earlier, Mrs. Scott was an office Managing Partner with Deloitte, a global public accounting firm, advising diverse companies, including manufacturers and industrial companies.

Mrs. Scott has served as a director of the Company since May 2019. She is Chairperson of the Environmental, Health, and Safety Committee and serves on the Audit and Compensation Committees. Mrs. Scott is a Certified Public Accountant (CPA) and also Certified in Valuations (ABV and CVA) and Financial Forensics (CFF). She has expertise in strategy, finance, operations, acquisitions and international business.

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Michael J. Mardy, age 76, is currently Chairman of the board of directors of Vince Holding Corp. (NYSE: VNCE), a member of the board of directors of Newman’s Own, Inc., and a member of the board of trustees of Penn Medicine Princeton Health. He also serves on the board of The Orchard Yarn and Thread Company, Inc since January 2024. He was previously a member of the board of directors of Lulu’s Fashion Lounge Holdings, Inc. (NASDAQ: LVLU), Modus Link Global Solutions, Keurig Green Mountain, DAVIDs TEA, and True Leaf Brands. From 2003 to 2018, Mr. Mardy served as Executive Vice President, Chief Financial Officer and Director of Tumi Holdings, an international manufacturer and marketer of travel goods and accessories based in South Plainfield, New Jersey. In addition to serving as an advisor to small growth companies, he has held several positions in finance working for Nabisco Brands and Keystone Foods and started his career at Coopers and Lybrand (now PricewaterhouseCoopers) as an audit supervisor.

Mr. Mardy has served as a director of the Company since June 2022 and is Chairman of the Audit Committee and serves on the Environmental, Health, and Safety Committee.

Ryan A. Schroeder, age 49, joined Eastern in 2024. Mr. Schroeder has served as President and CEO of the Company since November 2024. Prior to joining Eastern, Mr. Schroeder most recently served as CEO at Plaskolite LLC, a manufacturer of engineering thermoplastics, from 2020 through 2023. Prior to that, Mr. Schroeder spent four years as President, Americas for IMI Norgren, a manufacturer of motion and fluid control products, from 2016 to 2020, and prior to joining IMI Norgren, he served in a variety of roles at Parker Hannifin, a diversified manufacturer of motion and control technologies and systems for a variety of mobile, industrial and aerospace markets, from 2003 to 2016, including general manager of the hydraulic valve division, general manager of the hydraulic pump motor division as well as business unit manager, plant manager and supply chain manager of the company’s hydraulic cylinder division.  He earned an MBA from the Carlson School of Management and a BA from Michigan State University.

Mr. Schroeder brings to the Board extensive knowledge and experience in the manufacturing industry.

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Item No. 2

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are asking our shareholders to cast a non-binding advisory vote to approve the compensation of our named executive officers (each a “named executive officer” and collectively, the “named executive officers”) described in the Compensation Discussion and Analysis and the tabular and accompanying narrative disclosure regarding named executive officer compensation.  We encourage you to read the Compensation Discussion and Analysis and the tables and narratives beginning on page 20 for the compensation of our named executive officers.

As required by Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our shareholders are entitled to vote at the Annual Meeting to approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement, pursuant to Item 402 of Regulation S-K (the “Say-on-Pay Vote”).  At our 2023 annual meeting of shareholders held on April 25, 2023, an advisory vote was held on the frequency of the Say-on-Pay Vote.  In such vote, the Company’s shareholders voted to hold an advisory vote on the compensation of the Company’s named executive officers annually.  In accordance with the results of that vote, our Board determined to submit the Say-on-Pay Vote to our shareholders every year.

We believe that the compensation of our named executive officers for 2024 was consistent with our compensation philosophy and our performance described in the Compensation Discussion and Analysis. We are asking our shareholders to indicate their support for our named executive officers’ compensation arrangements as described in this proxy statement.  The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers described in this proxy statement.

While our Board values the opinions expressed by shareholders and intends to carefully consider the result of the shareholder vote on this proposal, the vote is an advisory vote only, and is not binding on the Company, the Board or the Compensation Committee.  In considering the outcome of this advisory vote, the Board will review and consider all Common Shares voted in favor of the proposal and against the proposal.  Abstentions and broker non-votes will have no impact on the outcome of this advisory vote.

The Board recommends that shareholders approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, and the tabular and accompanying narrative disclosure in this proxy statement by voting FOR the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED, on a non-binding advisory basis.

The Board recommends a vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K. Proxies will be voted FOR the proposal unless otherwise specified.

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Item No. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Fiondella, Milone & LaSaracina LLP to continue as the Company’s independent registered public accounting firm for the 2025 fiscal year. The services provided by Fiondella, Milone & LaSaracina LLP may include an integrated audit of the consolidated financial statements and internal control over financial reporting of the Company; assistance in connection with filing the Company’s Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”); a review of the Company’s quarterly interim financial statements; assistance in connection with the filing of  the Company’s Quarterly Reports on Form 10-Q; assistance on financial accounting and reporting matters; preparation of state and federal tax returns; audits of employee benefit plans; and meetings with the Audit Committee. The Board recommends that shareholders vote at the Annual Meeting FOR ratification of the Audit Committee’s appointment of Fiondella, Milone & LaSaracina LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year.

It is the policy of our Audit Committee to approve all audit and acceptable non-audit engagements provided by the independent registered public accounting firm regarding the scope of the services provided by the independent registered public accounting firm. These services may include audit, audit-related, tax and other services. The independent registered public accounting firm and management are required to report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this policy.

The proposal to ratify the appointment of Fiondella, Milone & LaSaracina LLP as the Company’s independent registered public accounting firm will be approved if a quorum is present at the Annual Meeting and the votes cast in favor of the proposal exceed the votes cast opposing the proposal. The Audit Committee will consider the outcome of the shareholder vote in connection with the selection of Fiondella, Milone & LaSaracina LLP but is not bound by the vote. If the appointment is not ratified by shareholders, the Audit Committee will consider and determine whether a different registered public accounting firm should be selected.

We have been advised that representatives of Fiondella, Milone & LaSaracina LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. Such representatives will have an opportunity to make a statement if they desire to do so.

All fees disclosed in the table below were approved in advance by our Audit Committee.

	2024	2023
Audit Fees – Annual & quarterly reviews	$530,000	$515,000
Audit-Related Fees – Employee Benefit Plans	$55,900	$61,200
Tax Fees – Federal and State Return preparation	$171,000	$165,000

Audit Fees: Audit fees paid to Fiondella, Milone & LaSaracina LLP for 2024 include fees associated with the annual integrated audit and the reviews of the Company’s quarterly reports on Form 10-Q for the quarters ended March 30, 2024, June 29, 2024 and September 28, 2024. Audit fees for 2023 include fees associated with the annual integrated audit and the reviews of the Company’s quarterly reports on Form 10-Q for the quarters ended April 1, 2023, July 1, 2023 and September 30, 2023.

Audit-Related Fees: Audit-related fees paid to Fiondella, Milone & LaSaracina LLP for 2024 and 2023 primarily include audits of the employee benefit plans of the Company.

Tax Fees: Tax fees paid to Fiondella, Milone & LaSaracina LLP for 2024 were for preparation of the 2023 federal and state income tax returns, and tax fees for 2023 were for preparation of the 2022 federal and state income tax returns.

The Board recommends a vote FOR the ratification of the appointment of Fiondella, Milone & LaSaracina LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year. Proxies will be voted FOR the proposal unless otherwise specified.

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AUDIT COMMITTEE FINANCIAL EXPERT

The Board has determined that all audit committee members are financially literate and are independent under the current listing standards of NASDAQ. The Board has also determined that Fredrick D. DiSanto, John W. Everets, Peggy B. Scott, and Michael J. Mardy qualify as “audit committee financial experts” as defined by SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board.

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those statements with generally accepted accounting principles in the United States. Within this framework, the Audit Committee has reviewed and discussed the audited financial statements included in the Annual Report on Form 10-K with the independent registered public accounting firm and management. In connection therewith, the Audit Committee reviewed with the independent registered public accounting firm their judgments as to the quality and the acceptability of the Company’s accounting principles; the reasonableness of significant judgments; the clarity of disclosures in the financial statements; and other related matters as required to be discussed under generally accepted auditing standards in the United States.

In addition, the Audit Committee has discussed with the independent registered public accounting firm the independence of such firm from management and the Company, including the matters in the written disclosures required by the Public Company Accounting Oversight Board, including Auditing Standard No. 1301 (Communications with Audit Committees) and the Independence Standards Board, and has considered the compatibility of non-audit services with such firm’s independence.

The Audit Committee also discussed with the Company’s independent registered public accounting firm the overall scope and plan for their audit, their evaluation of the Company’s internal control and the overall quality of the Company’s financial reporting. The Audit Committee held four meetings with the Company’s independent registered public accounting firm, both with and without management present, during fiscal year 2024.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 28, 2024 for filing with the SEC. The Audit Committee has approved the selection of Fiondella, Milone & LaSaracina LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year.

Audit Committee:

Michael J. Mardy, Chairman

Fredrick D. DiSanto

John W. Everets

Peggy B. Scott

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL Owners and Management

The following table sets forth information, as of March 3, 2025 (unless a different date is specified in the notes to the table), with respect to (i) each person known by the Board to be the beneficial owner of more than 5% of the Company’s outstanding Common Shares, (ii) each current director of the Company and nominee to be a director of the Company, (iii) each of the named executive officers and (iv) all directors, nominees and executive officers of the Company as a group.  Except as set forth below, the Company knows of no person or group that beneficially owns 5% or more of the outstanding Common Shares. Unless set forth in the following table, the address of each shareholder is c/o The Eastern Company, 3 Enterprise Drive, Suite 408, Shelton, CT 06484.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (a)	Percent of Class (b)

Common Stock	GAMCO Investors, Inc. (c) One Corporate Center Rye, NY 10580	841,105	13.73%
Common Stock	Barington Companies Equity Partners, L.P. (d) 888 Seventh Avenue, 17th Floor New York, NY 10019	630,100	10.28%
Common Stock	Minerva Advisors LLC (e) 50 Monument Road, Suite 201 Bala Cynwyd, PA 19004	500,978	8.18%
Common Stock	Dimensional Fund Advisors LP (g) 6300 Bee Cave Road, Building One Austin, TX 78746	391,042	6.38%
Common Stock	James A. Mitarotonda (h)	666,704	10.88%
Common Stock	John W. Everets	134,737	2.20%
Common Stock	Fredrick D. DiSanto (i)	124,615	2.03%
Common Stock	Charles W. Henry	76,629	1.25%
Common Stock	Peggy B. Scott	20,199	0.33%
Common Stock	Michael J. Mardy	12,995	0.21%
Common Stock	Mark A. Hernandez (j)	36,208	0.59%
Common Stock	Ryan A. Schroeder (k)	0	0%
Common Stock	Nicholas Vlahos (l)	5,620	0.09%
Common Stock	All directors, nominees and executive officers as a group (8 persons) (m)	1,041,499	17.00%

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(a)

The SEC has defined “beneficial owner” of a security to include any person who has or shares voting power or dispositive power with respect to any such security or who has the right to acquire beneficial ownership of any such security within 60 days. Unless otherwise indicated, the amounts owned reflect direct beneficial ownership and the person indicated has sole voting power and sole dispositive power with respect to the Common Shares indicated as beneficially owned. As of March 3, 2025, there were 6,126,416 Common Shares outstanding.

Amounts shown include the number of Common Shares (if any) subject to outstanding options or stock appreciation rights granted under The Eastern Company 2020 Stock Incentive Plan (the “2020 Plan”) that are exercisable within 60 days after March 3, 2025 and the number of Common Shares (if any) underlying stock awards that are scheduled to vest within 60 days after March 3, 2025.

Reported shareholdings include, in certain cases, Common Shares owned by or in trust for a director or nominee, and in which all beneficial interest has been disclaimed by the director or the nominee.

(b)

The percentages shown for each of the directors and executive officers are calculated on the basis that outstanding Common Shares include Common Shares (if any) subject to outstanding options or stock appreciation rights under the 2020 Plan that are exercisable by such director or officer within 60 days after March 3, 2025 and Common Shares (if any) underlying stock awards to such director or officer that are scheduled to vest within 60 days after March 3, 2025.

(c)

Based on information set forth in Amendment No. 14 to Schedule 13D filed with the SEC on January 21, 2025 by GAMCO Investors, Inc., Gabelli Funds, LLC, GAMCO Asset Management Inc., Teton Advisors, Inc., GGCP, Inc., Associated Capital Group, Inc., and Mario J. Gabelli. GAMCO Investors, Inc. has sole voting and sole dispositive power over 0 shares and shared voting and shared dispositive power over 0 shares. Gabelli Funds, LLC has sole voting power over 169,500 shares, sole dispositive power over 169,500 shares and shared voting and shared dispositive power over 0 shares. GAMCO Asset Management Inc. has sole voting power over 435,106 shares, sole dispositive power over 502,106 shares and shared voting and shared dispositive power over 0 shares. Teton Advisors Inc. has sole voting power over 169,499 shares, sole dispositive power over 169,499 shares and shared voting and shared dispositive power over 0 shares. GGCP, Inc. has sole voting and sole dispositive power over 0 shares and shared voting and shared dispositive power over 0 shares. Associated Capital Group, Inc. has sole voting and sole dispositive power over 0 shares and shared voting and shared dispositive power over 0 shares. Mario J. Gabelli has sole voting and sole dispositive power over 0 shares and shared voting and shared dispositive power over 0 shares. The foregoing numbers exclude certain shares as to which the Reporting Persons (as defined in the Schedule 13D above) disclaim beneficial ownership. GAMCO Investors, Inc., a public company whose stock is quoted on the OTCQX platform, is the parent company for a variety of companies engaged in the securities business, including certain of those listed in the Schedule 13D referenced above. Gabelli Funds, LLC, a wholly owned subsidiary of GAMCO Investors, Inc., is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), which provides advisory services for a variety of investment funds, investment companies, investment trusts and other investment entities. GAMCO Asset Management Inc., a wholly-owned subsidiary of GAMCO Investors, Inc., is an investment adviser registered under the Advisers Act that is an investment manager providing discretionary managed account services for employee benefit plans, private investors, endowments, foundations and others. Teton Advisors, Inc. is an investment adviser registered under the Advisers Act that provides discretionary advisory services to The TETON Westwood Mighty Mites Fund, The TETON Convertible Securities Fund, The Teton Westwood Balanced Fund, and the TETON Westwood Equity Fund. The TETON Westwood Mighty Mites Fund and the Teton Convertible Securities Fund are sub-advised by Gabelli Funds, LLC, and their holdings are included in the Schedule 13D filing referenced above. GGCP, Inc. makes investments for its own account and is the manager and a member of GGCP Holdings LLC, which is the controlling shareholder of GAMCO Investors, Inc. and Associated Capital Group, Inc. Associated Capital Group, Inc., a public company listed on the New York Stock Exchange, is the parent company for a variety of companies engaged in the securities business, including certain of those listed in the Schedule 13D referenced above. Mario J. Gabelli is the controlling stockholder and co-Chief Executive Officer and a director of GGCP, Inc. and Chairman and Chief Executive Officer of GAMCO Investors, Inc. Mr. Gabelli is the Executive Chairman of Associated Capital Group, Inc. Mr. Gabelli is indirectly the controlling shareholder of Teton Advisers, Inc. Each of the Reporting Persons and Covered Persons (as defined in the Schedule 13D referenced above) has the sole power to vote or direct the vote and sole power to dispose or direct the disposition of the Common Shares reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that (i) GAMCO Asset Management Inc. does not have authority to vote 67,000 of the reported shares, (ii) Gabelli Funds, LLC has sole dispositive and voting power with respect to the Common Shares held by the Funds (as defined in the Schedule 13D referenced above) so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Company and, in that event, the Proxy Voting Committee of each Fund shall respectively vote that Fund’s shares, (iii) at any time, the Proxy Voting Committee of each such Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such Fund under special circumstances such as regulatory considerations, and (iv) the power of Mr. Gabelli, Associated Capital Group, Inc., GAMCO Investors, Inc., and GGCP, Inc. is indirect with respect to the Common Shares beneficially owned directly by other Reporting Persons.

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(d)

Barington Companies Equity Partners, L.P. (“BCEP”) beneficially owns 630,100 Common Shares. Mr. Mitarotonda beneficially owns 36,604 Common Shares granted to him under the Directors’ Fee Program. He may also be deemed to beneficially own the 630,100 Common Shares beneficially owned by BCEP. Mr. Mitarotonda is the sole stockholder and director of LNA Capital Corp (“LNA”). LNA is the general partner of Barington Capital Group, L.P., which is the majority member of Barington Companies Investors, LLC (“BCI”). BCI is the general partner of BCEP. Mr. Mitarotonda disclaims beneficial ownership of the Common Shares beneficially owned by BCEP except to the extent of his pecuniary interest therein.

(e)

Based on information set forth in a Form 13F filing as of December 31, 2024, filed by Minerva Advisors LLC with the SEC on February 4, 2025. According to the Form 13 filing, Minerva Group, LP, a private fund managed by Minerva Advisors LLC, has sole investment discretion and voting authority with respect to 333,567 Common Shares and Minerva Advisors LLC shares investment discretion and voting authority with respect to 167,411 Common Shares with certain managed accounts for which Minerva Advisors LLC is the investment advisor. Based on Amendment No. 8 to Schedule 13G filed with the SEC on February 9, 2024, by Minerva Advisors LLC, Minerva Group, LP, Minerva GP, LP, Minerva GP, Inc., and David P. Cohen, each of Minerva Advisors LLC, Minerva Group, LP, Minerva GP, LP, Minerva GP, Inc., and David P. Cohen is deemed a beneficial owner of the Common Shares held by Minerva Group, LP. David P. Cohen is the beneficial owner of the 2,250 Common Shares that he owns individually and is also deemed a beneficial owner of the Common Shares beneficially owned by Minerva Group, LP and the Common Shares held by Minerva Advisors LLC.

(g)

Based on information set forth in a Form 13F filing as of December 31, 2024, filed by Dimensional Fund Advisors LP with the SEC on February 13, 2025. According to the Form 13 filing, Dimensional Fund Advisers LP (“Dimensional”) has sole investment discretion with respect to 377,463 Common Shares, sole voting authority with respect to 371,691 Common Shares and no voting authority with respect to 5,772 Common Shares, DFA Australia Ltd. has shared investment discretion and shared voting authority with respect to 1,449 Common Shares, Dimensional Funds Advisors Ltd. has shared investment discretion and shared voting authority with respect to 308 Common Shares and Dimensional Ireland Ltd. has shared investment discretion and shared voting authority with respect to 11,822 Common Shares. Based on Amendment No. 11 to Schedule 13G filed with the SEC on February 9, 2024 by Dimensional, Dimensional is an investment adviser registered under Section 203 of the Advisers Act. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, as amended, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Dimensional Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Dimensional Funds. In its role as an investment adviser, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the Common Shares that are owned by the Dimensional Funds and may be deemed to be the beneficial owner of the Common Shares held by the Dimensional Funds.

(h)

Mr. Mitarotonda beneficially owns 36,604 Common Shares granted to him under the Directors’ Fee Program. He may also be deemed to beneficially own 630,100 Common Shares beneficially owned by BCEP (see footnote (d) above). Mr. Mitarotonda disclaims beneficial ownership of the Common Shares beneficially owned by BCEP except to the extent of his pecuniary interest therein.

(i)

Mr. DiSanto’s shareholdings include direct ownership of 68,848 Common Shares, over which he has sole voting power and sole dispositive power, and indirect ownership of an additional 55,767 Common Shares over which he has shared voting power and shared dispositive power.

(j)	Mr. Hernandez’s security ownership is from the latest filed Form 4 which was filed on May 20, 2024.

(k)	Effective November 6, 2024, Mr. Schroeder was appointed as the Company’s President and Chief Executive Officer and does not beneficially own any Common Shares as of March 3, 2025.

(l)

Mr. Vlahos’s security ownership includes 500 Common Shares underlying stock appreciation rights granted on April 29, 2020 that became exercisable on February 1, 2023 and 2,478 Common Shares underlying stock awards granted on April 24, 2023 which vested on March 1, 2024.

(m)	This total does not include Common Shares beneficially owned by Mr. Hernandez, who is a named executive officer but is no longer an executive officer or director of the Company.

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership, and changes in ownership, of our Common Shares with the SEC. Based on a review of the Forms 3, 4 and 5 filed by such reporting persons and written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and 10% owners were complied with for fiscal year 2024.

THE BOARD OF DIRECTORS AND COMMITTEES

The Board is committed to sound corporate governance practices and believes that our current corporate governance practices enhance the Company’s ability to achieve its goals and enable the Board to govern the Company with the highest standards of integrity. In 2018, the Board adopted new Corporate Governance Guidelines for the Board of Directors (the “Corporate Governance Guidelines”) that codify its practices. The Corporate Governance Guidelines, the Company’s Code of Business Conduct and Ethics, and the charters of our Audit, Capital Allocation and Investment, Compensation and Nominating and Corporate Governance Committees are available for review at the Company website at www.easterncompany.com under the heading by clicking on “Governance” under the heading “About Us”.

The current leadership structure of the Board allows it to perform its duties effectively and efficiently considering the relatively small size of the Company. In 2024, the Board held nine meetings. All board members attended 100% of the meetings held and all committee meetings for committees of which the director was a member.  As set forth in the Corporate Governance Guidelines, the Board expects that all directors will attend the annual meeting of shareholders.

The Board conducts annual self-evaluations to assess the effectiveness, processes, skills, functions and other matters relevant to         the Board as a whole or to each particular committee. Results of the evaluations are summarized and discussed at Board and committee meetings for the purpose of improving the effectiveness of the Board and committees.

Because of the Company’s diversified engineering, manufacturing and marketing activities, risk oversight responsibilities are focused generally on the Board’s overall assessment of broad and general business and economic conditions in the market sectors in which the Company operates. The Board is actively involved in oversight of the Company’s risk management program, which includes cybersecurity risks. The Board, in addition to the Audit Committee, receive regulation presentations and reports on cybersecurity risks which address a wide range of topics including recent developments, evolving standards, vulnerability assessments, and additional topics. The Board meets annually with the Company’s CEO, CFO, Director of Risk, and Director of Information Technology and Cybersecurity, who are members of the firm’s Cybersecurity Council, to discuss the Company’s approach to cybersecurity risk. With Board oversight, the executive management team’s planning and review and extensive Sarbanes-Oxley compliance testing of internal controls substantiates the credibility of the Company’s financial reporting and operating controls. The Board believes that reviewing, at the Board level and through the Board’s committees, the executive team’s management of the significant risks affecting the Company’s business is one of its most important areas of oversight. In addressing this oversight responsibility, the Board is assisted by its committees, which consider risks within their principal areas of responsibility and update the Board on significant risk matters.

The Board is provided with detailed and timely financial and operating communications, including the nature of significant capital projects as well as other important business matters indicating business trends and economic projections that might affect the Company’s businesses. The Board regularly reviews information relating to risks associated with the Company’s strategy and annual business plans, the Company’s practices and procedures relating to culture, values and conduct, and potential reputational risks.  The Audit Committee’s oversight function includes discussion with management of the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.  The Audit Committee is also responsible for the oversight of cyber risk management practices and policies. The Compensation Committee provides oversight on our assessment and management of risks relating to our executive compensation. The Nominating and Corporate Governance Committee provides oversight on our management of risks associated with the independence of the Board, compliance with the Company’s Code of Business Conduct and Ethics, and potential conflicts of interest.  The Environmental, Health, and Safety Committee is responsible for reviewing and communicating with other Committee Chairs and with the Board about enterprise risks facing the Company relating to the Company’s safety, environmental, and health policies, practices, procedures and performance.  While each committee is responsible for providing oversight with respect to the management of risks, the entire Board is regularly informed about our risks through committee reports and management presentations, which facilitate visibility with and development of strategies to address key risks over the short, intermediate, and long term.

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Board’s Role in Company Strategy and Leadership

The Board has an active role in the Company’s overall strategies. Each year, the Board conducts a comprehensive, in-depth review of the Company’s long-term strategy and annual operating plan and actively monitors and reviews management’s progress in executing both throughout the year. In addition, throughout the year, the Board conducts individual business strategy reviews with business leadership.

The Board recognizes that one of its most important duties is to ensure continuity in the Company’s senior leadership by overseeing the development of executive talent and planning for the effective succession of the Company’s CEO and the executive leadership team. In order to ensure that the succession planning and leadership development process supports and enhances the Company’s strategic objectives, the Board regularly consults with the CEO on the Company’s organizational needs, its leadership pipeline and the succession plans for critical leadership positions.

The Role of the Board in Corporate Social Responsibility

Corporate social responsibility is deeply ingrained in our work, and has been for over a century. Our businesses are committed to solving customers’ complex social responsibility challenges. Every day, the products that our businesses design and manufacture protect people who use them from injury, safeguard property against damage or loss, and increase the reuse and recyclability of packaging. Moreover, our businesses seek to minimize their environmental impact and embrace sustainable material recycling practices in our operations.  We know that our first obligation is to the people who come to work at each of our businesses, and we are committed to our goal of zero reportable accidents.

The Board’s Environmental, Health, and Safety Committee reviews our comprehensive program that ensures the health and safety of our employees.

Sustainability

Our business strategies and sustainability responsibilities are inextricably connected and are an area of significant Board focus.  As a result, we believe that our operating model, commercial activities, and practices and procedures are closely aligned with our sustainability responsibilities.

Examples of alignment between our current business and sustainability goals include our work on returnable transport packaging to reduce packaging waste, especially paper and cardboard, and increase efficiency of supply chains.  Similarly, we are working closely with several customers to design and produce tooling for bottles with larger amounts of PCR (post-consumer regrind) or recycled material and to eliminate the need for labeling.

Board Committees

The Company’s Board has six standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Environmental, Health, and Safety Committee and the Capital Allocation and Investment Committee.  Each of the Executive Committee, Nominating and Corporate Governance Committee, Environmental, Health, and Safety Committee, and the Capital Allocation and Investment Committee is composed of three independent directors. Each of the Audit Committee and the Compensation Committee is composed of four independent directors.

Executive Committee. The Executive Committee, acting with the full authority of the Board, is responsible for issues requiring immediate attention when the Board is not in session, including approving minutes, monthly operating reports, capital expenditures, banking matters, and other issues. The members of the Executive Committee include James Mitarotonda (Chairman), Charles W. Henry, and Fredrick D. DiSanto.  In 2024, the Executive Committee did not meet.

Audit Committee. The Audit Committee advises the Board and provides oversight on matters relating to the Company’s financial reporting process, accounting functions and internal controls, and the qualifications, independence, appointment, retention, compensation and performance of the Company’s independent registered public accounting firm. The Audit Committee also provides oversight with respect to legal compliance, ethics programs, and cyber risk management. The members of the Audit Committee include Michael J. Mardy (Chairman), Fredrick D. DiSanto, John W. Everets, and Peggy B. Scott. In 2024, the Audit Committee held four meetings.

Capital Allocation and Investment Committee. The Capital Allocation and Investment Committee is responsible for reviewing and recommending to the Board investment opportunities, considering acquisitions and referring qualified opportunities to the Board, and providing oversight of strategic efforts of the Company.  The Board adopted the charter of the Capital Allocation and Investment Committee on April 24, 2023.  The members of the Capital Allocation and Investment Committee include John W. Everets (Chairman), Fredrick D. DiSanto, and James Mitarotonda.  In 2024, the Capital Allocation and Investment Committee held three meetings.

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Compensation Committee. The Compensation Committee is responsible for establishing basic management compensation, incentive plan goals, and all related matters, as well as determining stock incentive grants to employees. The members of the Compensation Committee include Fredrick D. DiSanto (Chairman), Charles W. Henry, John W. Everets, and Peggy B. Scott.  In 2024, the Compensation Committee held seven meetings.

Environmental, Health and Safety Committee. The Environmental, Health, and Safety Committee’s responsibilities include reviewing environmental, health and safety policies; overseeing the management and implementation of systems necessary for compliance with the policies; monitoring the effectiveness of policies, systems and processes; monitoring trends; and reviewing and monitoring the overall environmental, health and safety performance of the Company. The members of the Environmental, Health and Safety Committee include Peggy B. Scott (Chairperson), Charles W. Henry, and Michael J. Mardy.  The Environmental, Health and Safety Committee held four meetings in 2024.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee selects and recommends to the Board the nomination of individuals for election to the Board. In addition, the Nominating and Corporate Governance Committee considers all matters of corporate governance and makes recommendations to the Board regarding any modifications to the Company’s corporate governance profile as appropriate. The members of the Nominating and Corporate Governance Committee include Charles W. Henry (Chairman), Fredrick D. DiSanto and James A. Mitarotonda. During 2024, the Nominating and Corporate Governance Committee held two meetings.

Board Composition

Each member of the Board must have the ability to apply sound business judgment and must be able to exercise his or her duties of loyalty and care. Candidates for the position of director must exhibit proven leadership capabilities and high integrity, exercise high-level responsibilities within their chosen careers and can quickly grasp complex principles of business and finance. In general, candidates will be preferred to the extent they hold an established executive-level position in business, finance, law, education, research, government or civic activities. When current members of the Board are considered for nomination for reelection, their prior contributions to the Board, their performance and their meeting attendance records are taken into account.

With the aim of developing a diverse, experienced and highly-qualified Board, the Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board the desired qualifications, expertise and characteristics of members of the Board, including qualifications that the Nominating and Corporate Governance Committee believes are necessary for one or more of the members of the Board to possess.

Since selecting qualified directors requires consideration of many factors and will be influenced by the particular needs of the Board from time to time, the Board has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NASDAQ listing requirements and the provisions of our Restated Certificate of Incorporation (as amended), our Bylaws (as amended), and the charters of the committees of the Board. When considering nominees, the Nominating and Corporate Governance Committee takes into consideration many factors, including a candidate’s independence, integrity, skills, financial and other expertise, experience, knowledge about our business or the industries in which we operate and ability to devote adequate time and effort to responsibilities of the Board. The brief biographical description of each director set forth in Item No. 1 of this proxy statement includes the individual experience, qualifications, attributes and skill of each director that led to the conclusion that each director should serve as a member of our Board.

The Board does not have a formal or informal policy with respect to diversity but believes that the Board, taken as a whole, should embody a diverse set of skills, knowledge, experiences and backgrounds appropriate in light of the Company’s needs, and in this regard also subjectively takes into consideration the diversity (with respect to race, gender, national origin, ethnicity, and LGBTQ+) of the Board when considering director nominees. The Company’s nominees for election at the 2025 Annual Meeting for a one-year term expiring in 2026 include one female nominee, who meet the generally considered Board diversity criteria.

Pursuant to the Company’s Corporate Governance Guidelines, the Board examines whether the role of Chairman and Chief Executive Officer should be combined and may determine to separate or combine the offices of Chairman and Chief Executive Officer as it deems appropriate. Since January 1, 2016, the Company has separated the positions of Chairman of the Board and Chief Executive Officer. The Board believes that having a separate Chairman allows the Chief Executive Officer to focus on the day-to-day management of the Company while enabling the Board to maintain an independent perspective on the activities of the Company and executive management.

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Director Nomination Process

The Nominating and Corporate Governance Committee considers director nominees who are identified by the directors, by the shareholders, or through another source. The Nominating and Corporate Governance Committee may also use the services of a third-party search firm to assist in the identification or evaluation of director candidates, as the committee deems necessary or appropriate.

Shareholders wishing to submit the names of qualified candidates for possible nomination to the Nominating and Corporate Governance Committee may make such a submission by sending the information described in the Company’s Bylaws to the Board (in care of the Secretary of the Company). This information generally must be submitted not more than 90 days nor less than 60 days prior to the first anniversary of the preceding year’s annual meeting of shareholders.

The Nominating and Corporate Governance Committee will make a preliminary assessment of each proposed nominee based upon his or her resume and biographical information, the individual’s willingness to serve as a director, and other background information. When considering nominees, the Nominating and Corporate Governance Committee takes into consideration many factors, including a candidate’s independence, integrity, skills, diversity, financial and other expertise, experience, knowledge about our business or the industries in which we operate and ability to devote adequate time and effort to responsibilities of the Board. This information is evaluated against the criteria described above and the specific needs of the Company at the time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating and Corporate Governance Committee will determine which nominee(s) they will recommend for election to the Board. The Nominating and Corporate Governance Committee use the same process for evaluating all nominees, regardless of the original source of the nomination.

Board Independence

The Board is currently composed of seven members, six of whom are independent. Our Nominating and Corporate Governance Committee conducts an annual review and makes a recommendation to the full Board as to whether each of our directors meets the applicable independence standards of NASDAQ Rule 5605(a)(2). In accordance with the NASDAQ standards, our Board has adopted categorical standards for director independence, including heightened standards applicable to members of our Audit and Compensation Committees. A director will not be considered independent unless the Board determines that the director has no material relationship with the Company (directly, or indirectly as a partner, stockholder or officer of an organization that has a material relationship with the Company). The Board has determined that each of the current directors, except Ryan A. Schroeder, has no material relationship with the Company other than as a director and is independent within the listing standards of NASDAQ. In making its independence determinations, the Board has broadly considered all relevant facts and circumstances. During 2024, Eastern made investments in Matthews International Corporation and TriMas Corporation, public companies in which Barington Capital Group, L.P. also invested. In making its determination as to Mr. Mitarotonda’s independence, the Board considered such co-investments between Eastern and Barington Capital Group, L.P., of which Mr. Mitarotonda is a principal.

Summary of Annual Director Compensation

During fiscal year 2024, the Company paid non-employee directors individually in Common Shares as follows: the annual retainer for the Chairman of the Board is $125,000; for Vice-Chairman it is $90,000 effective July 30, 2024; for directors it is $70,000; the Chairman of the Audit Committee received an additional $10,000; the Chairman of the Compensation Committee, the Chairperson of the Environmental, Health and Safety Committee, and the Chairman of the Capital Allocation and Investment Committee each received an additional $7,500; the Chairman of the Nominating and Corporate Governance Committee received an additional $2,000. In addition to the annual retainer fee, all non-employee directors were compensated for all meetings in addition to the Board’s five regularly scheduled meetings as follows: $1,500 for each in-person meeting and $500 for each telephonic meeting. Effective February 3, 2025, a 15% increase in compensation was given to the committee chairs and compensation for meetings over the five regularly scheduled meetings for fiscal year 2025.

Each director receives their fees in the form of Common Shares. The Common Shares are issued under the Directors’ Fee Program (the “Directors’ Fee Program”) provided for in the 2020 Plan.

The Company maintains a minimum share ownership requirement for non-employee directors. The Common Share ownership requirement will be deemed to have been met once the total net realizable share value held by a non-employee director exceeds five (5) times the annual base retainer paid to the non-employee director. Non-employee directors should attain this target within five (5) years of becoming a member of the Board.

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DIRECTOR COMPENSATION IN FISCAL 2024

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All Other Compensation ($) (3)	Total ($)
Fredrick D. DiSanto	-	79,988	-	-	-	396	80,384
John W. Everets	-	79,986	-	-	-	-	79,986
Charles W. Henry	-	74,495	-	-	-	-	74,495
James A. Mitarotonda	-	127,012	-	-	-	1,236	128,248
Michael J. Mardy	-	82,007	-	-	-	-	82,007
Peggy B. Scott	-	79,990	-	-	-	-	79,990

(1)

This table discloses the compensation received by all non-employee directors who served as a director in 2024. Mr. Hernandez did not receive any compensation for his service as a director of the Company.

(2)	The amounts listed are director fees paid in newly issued stock of the Company and could include adjustments for fractional shares from previous periods.

(3)

The amounts listed represent the dollar value of insurance premiums paid by, or on behalf of, the Company during the covered fiscal year with respect to life insurance for the benefit of the director. All non-employee directors are provided a life insurance benefit. Messrs. DiSanto and Mitarotonda have a $50,000 benefit and Messrs. Everets, Henry, and Mardy and Mrs. Scott have a $25,000 benefit. The life insurance benefit is reduced after age 70.

Mr. Schroeder did not serve on the Board during 2024. For information on compensation for Mr. Hernandez, who served during 2024 as a director and the President and Chief Executive Officer of the Company, see the executive compensation tables beginning on page 27.

INSIDER TRADING POLICY

The Company’s securities laws compliance policy (the “Securities Laws Compliance Policy”) provides guidelines with respect to transactions in, and gifts of, the Company’s securities and the treatment of confidential information about the Company and the companies which the Company has a business relationship with. The Securities Laws Compliance Policy applies to all directors, officers and employees of the Company, as well as all agents of, and consultants and contractors to, the Company who receive or have access to material nonpublic information. We believe the Securities Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing standards. The full text of our Securities Trading Policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 28, 2024.

Policies and Procedures Concerning Related Persons Transactions

Our Code of Business Conduct and Ethics prohibits all conflicts of interest between the Company and any of its directors, officers and employees, except under guidelines approved by the Board or the Board committees. A conflict of interest exists whenever an individual’s private interests interfere or conflict in any way (or even appear to interfere or conflict) with the interests of the Company. Employees are encouraged to report any conflicts of interest, or potential conflicts of interest, to their supervisors or superiors. However, if an employee does not believe it appropriate or if he or she is not comfortable approaching his or her supervisors or superiors, then the employee may contact either the Chairman of the Audit Committee or Company counsel.

To identify related party transactions, each year the Company requires our directors and executive officers to complete a questionnaire that identifies any transaction with the Company or any of its subsidiaries in which the director or executive officer or members of his or her family have an interest. If any related party transactions are reported, the Board reviews them to determine if the potential for a prohibited conflict of interest exists. Prior to its review, the Board will require full disclosure of all material facts concerning the relationship and financial interest of the relevant individuals in the transaction. Each year, our directors and executive officers also review our Code of Business Conduct and Ethics.

The Board has determined that no transactions occurred since the beginning of fiscal 2023 involving any director, director nominee or executive officer of the Company, any known 5% shareholder of the Company or any immediate family member of any of the foregoing persons (together “related persons”) that would require disclosure as a “related person transaction.”

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COMPENSATION DISCUSSION AND ANALYSIS

Our named executive officers for fiscal year 2024 were:

Mark A. Hernandez	Former President and Chief Executive Officer
Ryan A. Schroeder	President and Chief Executive Officer
Nicholas A. Vlahos	Vice President and Chief Financial Officer

Mr. Hernandez resigned as President and Chief Executive Officer on November 4, 2024 and was succeeded in those roles by Ryan A. Schroeder.

Named Executive Officer and other Executive Officer Biographies

Nicholas Vlahos, 43, joined Eastern in 2017.  Effective February 2023, Mr. Vlahos was appointed as Chief Financial Officer of the Company.  From 2022 until his appointment as Chief Financial Officer, Mr. Vlahos served as Vice President of Finance, Treasurer and Secretary of the Company. Prior to this role, from 2017 to 2022, Mr. Vlahos was the Company’s Treasurer. Before joining Eastern, Mr. Vlahos served as Director of Finance, Accounting and Human Resources at Fischer Technology, Inc., the North American division of Helmut Fischer GmbH, the market leader for manufacturing of coating thickness and material measurement equipment.  Prior to joining Fischer Technology, Inc. he served as controller and general manager for Inframat Corporation, a research and development contractor for the US government.  He earned an MBA and a BA from Central Connecticut State University.

For biographical information regarding Mr. Schroeder, please refer to the section entitled “Item No. 1 – Election of Directors” above.

Compensation Governance

The Compensation Committee recommends to the Board policies and processes for the regular and orderly review of the performance and compensation of the Company’s senior executive management, including the President and Chief Executive Officer. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of the Company’s President and Chief Executive Officer, Chief Financial Officer and other executive officers; recommends to the Board and/or the Company’s management the compensation of executives other than named executive officers and administers the Company’s stock plan, the 2020 Plan and all other equity-based plans from time to time.  The Compensation Committee regularly reviews, administers, and when necessary, recommends changes to the 2020 Stock Incentive Plan and the Company’s other compensation plans.

The Compensation Committee is composed of members of the Board, none of whom may be an active or retired officer or employee of the Company or any of its subsidiaries. Members of the Compensation Committee are appointed annually by the Board. Messrs. Fredrick DiSanto, John W. Everets, Charles W. Henry, and Mrs. Peggy B. Scott were the members of the Compensation Committee during fiscal year 2024.  Mr. DiSanto has served as Chairman of the Compensation Committee since April 24, 2023. The Compensation Committee held seven meetings during the fiscal year ended December 28, 2024. Neither the Compensation Committee nor management engaged any compensation consultant during fiscal year 2024.

This Compensation Discussion and Analysis focuses on:

•	• The guiding principles and objectives underlying the Company’s compensation program, including the performance levels that the program is designed to reward; and
•	• A description of each of the components of the compensation program, including an explanation as to why these elements were selected as the preferred means to achieve the compensation program’s objectives, and how the amount of each element of compensation is determined.

Principles and Objectives of the Compensation Program

The Company’s compensation program and policy are designed to attract, motivate, retain and reward highly qualified executives and employees and to reinforce the relationship between individual performance and business results in a manner that aligns the interests of executives and shareholders.

At our 2024 Annual Meeting of shareholders, our shareholders were asked to vote on a non-binding resolution relating to the compensation of the Company’s named executive officers. The advisory vote requested that shareholders vote for a resolution approving of the compensation of the Company’s named executive officers, which resolution was adopted by shareholders representing approximately 97.5% of the votes cast. The Compensation Committee has considered the results of this advisory vote and has deemed them to indicate the shareholders’ approval of the Company’s compensation package, which is designed to be competitive and to encourage executive retention. An advisory vote at our 2023 annual meeting of shareholders requested the shareholders to determine the frequency with which the compensation of the named executive officers would be presented for a shareholder vote. The shareholders elected to have such a vote every year. Based on the shareholders’ vote, the Board has adopted a policy whereby an advisory vote on the compensation of the named executive officers will be held every year. See “Item No. 2 – Advisory Vote on the Compensation of Our Named Executive Officers” for more information.

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The Board has adopted incentive compensation clawback policies as part of the Board’s ongoing efforts to strengthen the Company’s corporate governance and risk management.  The policies are designed to ensure that incentive compensation is awarded based on accurate financial and operating data and the correct calculation of the Company’s performance against incentive targets.  The policies require the Compensation Committee to seek the recovery of incentive compensation from current and former officers of the Company (as defined in Rule 16a-1(f) of the Exchange Act) in the event of fraud or misconduct or an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws.

The Company also has an anti-hedging policy that prohibits “Restricted Persons” from short-term trading, taking short positions, hedging or pledging Company Shares or holding Company Shares in margin accounts. Restricted Persons include directors, corporate officers or other members of the Company’s senior management team, or employees of the Company.

The following principles guide the Company’s compensation practices as applied to all executives.

Compensation levels should be sufficiently competitive to attract and retain highly qualified executives and employees.

The Company endeavors to pay compensation at levels consistent with prevailing levels of compensation for similar positions in the geographic areas in which the Company maintains operations, in order to enable the Company to attract and retain the talent needed to achieve its business objectives. The Compensation Committee has used various sources to evaluate the competitiveness and overall structure of executive compensation and non-employee director compensation.

Compensation should be aligned with performance.

The Company believes that a significant portion of executive compensation should take the form of annual incentives based on the annual results of operations achieved by the Company and its subsidiaries as well as long-term value creation. The Company believes that its practice of paying annual incentives based on individual and overall results of operations supports an integrated business model.

The Company’s incentive compensation program is balanced between short- and long-term incentive compensation. Short-term incentive compensation—in the form of annual cash incentive awards—is awarded based on annual financial performance and operational goals. This design achieves our objective of offering superior pay for superior performance. Long-term incentive compensation is an important component of the Company’s total compensation for executives. The Company’s long-term incentive compensation program grants stock options, stock appreciation rights and restricted stock awards at appropriate times and in appropriate amounts to serve as a long-term performance incentive. The Compensation Committee believes that by providing executives with the opportunity to increase their ownership in the Company, the Company’s long-term incentive program serves to align the interests of the executives with the best interests of the shareholders. The Company maintains a minimum share ownership requirement for named executive officers. The Common Share ownership requirement will be deemed to have been met once the total net realizable share value held by: the Company’s Chief Executive Officer exceeds five (5) times his annual base salary; and the Company’s Chief Financial Officer exceeds two (2) times his annual base salary. The Company has determined this requirement should be met by December 31, 2028 for Mr. Schroeder, the Company’s new President and Chief Executive Officer and Mr. Vlahos, the Chief Financial Officer.

Compensation should reflect an individual’s position and responsibility, and compensation for named executive officers should be more heavily weighted toward incentive pay.

Total compensation should generally increase with position and responsibility. Employees in named executive officer positions have greater roles and responsibilities associated with achieving the Company’s performance goals, and should thus have a greater portion of their compensation tied to the achievement of those goals. Accordingly, a greater percentage of compensation for more senior positions, particularly those with the greatest responsibility for driving achievement of performance targets, is paid in the form of potential short- and long-term incentive pay.

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Components of the Compensation Program

Base salary

Base salaries are set after referencing market data for similar positions from Salary.com survey reports on compensation in the manufacturing sector and the Company’s independent benchmarking of peer companies.  The Company selects peer companies based on comparable size, nature of operations, and complexity and scope of business activities.  The peer companies that the Company uses as a benchmark for base salaries are as follows:

Company Name	Ticker Symbol
CECO Environmental Corp.	CECO
CompX International Inc.	CIX
Core Molding Technologies, Inc.	CMT
Gencor Industries, Inc.	GENC
Graham Corporation	GHM
NN, Inc.	NNBR
Strattec Security Corporation	STRT
TransAct Technologies Incorporated	TACT
Transcat, Inc	TRNS
Twin Disc, Incorporated	TWIN
UFP Technologies, Inc.	UFPT
Ultralife Corporation	ULBI

The compensation of Ryan Schroeder, President and Chief Executive Officer, is determined by the Compensation Committee and approved by the Board. Under the terms of his employment agreement, Mr. Schroeders’s base salary was initially set at $475,000 for the year ended December 31, 2024. In connection with his appointment as President and Chief Executive Officer on November 4, 2024, Mr. Schroeder received a pro-rated base salary of $69,423 for 2024. Effective January 1, 2025, Mr. Schroeder’s base salary increased by 4.2% to $495,000.

The compensation of Nicholas Vlahos, Vice President and Chief Financial Officer, is determined by the Compensation Committee and approved by the Board.  Mr. Vlahos’s base salary was $370,000 for the year ended December 31, 2024.  Effective January 1, 2025, Mr. Vlahos’s base salary increased by 2.0% to $377,400.

The base salary for Mark Hernandez, the former President and Chief Executive, was $530,450 for the year ended December 31, 2024.  Mr. Hernandez resigned effective November 4, 2024.

Total compensation of Messrs. Schroeder and Vlahos is below the average for similar positions at comparable organizations in the United States as reported by Salary.com and the Company’s independent benchmarking of peer companies.

Short-Term Incentives — Annual Cash Incentives

For fiscal year 2024, the named executive officers were eligible to receive short-term incentive compensation based on the annual financial performance and operational goals of the Company.  Short-term incentives were based on specific goals in the Company’s annual operating plan, as approved by the Compensation Committee on December 14, 2023 for Mr. Vlahos and Mr. Hernandez.  In connection with his appointment as Chief Executive Officer, the Compensation Committee approved Mr. Schroeder’s short-term incentive on November 4, 2024.   Seventy-five percent of the short-term incentive for Mr. Schroeder, Mr. Hernandez and Mr. Vlahos was determined by the Company’s 2024 earnings per share and twenty-five percent was determined by working capital efficiency of the Company.  Working capital was defined as the combined current assets less current liabilities less cash of the businesses.  Working capital efficiency is calculated as the average quarterly working capital divided by sales.  The Company’s 2024 earnings per share goal was $2.50.  The Company’s working capital efficiency goal for 2024 was 26.0%.  Determination of the Company’s results and achievement of performance targets is subject to final approval by the Compensation Committee.

In 2024, if the Company achieved its earnings per share and working capital efficiency goals, Mr. Schroeder was eligible to earn a total short-term incentive equal to 75% of his base salary.  The threshold for earning each component of the short-term incentive was achieved at 80% of the goal.  At 80% achievement of each goal, Mr. Schroeder was eligible to earn 35% of the associated short-term incentive. If the Company achieved less than 80% of a goal, Mr. Schroeder was not eligible to earn the associated short-term incentive.  At 125% achievement of each goal, Mr. Schroeder was eligible to earn 180% of the associated short-term incentive.  Mr. Schroeder was eligible to earn a maximum short-term incentive of 150% of his base salary.

In 2024, if the Company achieved its earnings per share and working capital efficiency goals, Mr. Hernandez was eligible to earn a total short-term incentive equal to 100% of his base salary.  The threshold for earning each component of the short-term incentive was achieved at 80% of the goal.  At 80% achievement of each goal, Mr. Hernandez was eligible to earn 35% of the associated short-term incentive. If the Company achieved less than 80% of a goal, Mr. Hernandez was not eligible to earn the associated short-term incentive.  At 125% achievement of each goal, Mr. Hernandez was eligible to earn 180% of the associated short-term incentive.  Mr. Hernandez was eligible to earn a maximum short-term incentive of 200% of his base salary.

In 2024, if the Company achieved its earnings per share and working capital efficiency goals, Mr. Vlahos was eligible to earn a total short-term incentive equal to 55% of his base salary.  The threshold for earning each component of the short-term incentive was achieved at 80% of the goal.  At 80% achievement, Mr. Vlahos was eligible to earn 35% of the associated short-term incentive. At less than 80% of each goal, Mr. Vlahos was not eligible to earn the associated short-term incentive.  At 125% achievement of each goal, Mr. Vlahos was eligible to earn 180% of the associated short-term incentive.  Mr. Vlahos was eligible to earn a maximum short-term incentive of 110% of his base salary.

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In 2024, Mr. Schroeder earned an annual cash incentive of $16,126, or approximately 23% of his prorated base salary. The annual cash incentive of $16,126 was received for the Company’s achievement of 105% of its working capital efficiency goal for 2024 and did not include any payment for the Company’s earnings per share goal for 2024.

Pursuant to the terms of the separation agreement entered into between Mr. Hernandez and the Company on November 4, 2024 (the “Separation Agreement”), Mr. Hernandez received a working capital bonus of $140,787, which represented an estimate of Mr. Hernandez’s annual bonus for 2024, based on 31% against a pro-rated target of 100%.

In 2024, Mr. Vlahos earned an annual cash incentive of $53,223, or approximately 14% of his base salary. The annual cash incentive of $53,223 was received for the Company’s achievement of 105% of its working capital efficiency goal for 2024 and did not include any payment for the Company’s earnings per share goal for 2024.

The following table shows the incentive calculation for fiscal year 2024 based on the short-term incentive earned:

	Mr. Schroeder		Mr. Hernandez	Mr. Vlahos
Base Salary	$69,423	*	$530,450	$370,000
Incentive achievement	23%		0%	14%
Incentive earned	$16,126		$0	$53,223

*Represents Mr. Schroeder’s pro-rated base salary in connection with his appointment as Chief Executive Officer in November 2024.

Long-term incentives and performance-based stock appreciation rights and options

On January 15, 2021, the named executive officers were granted performance stock awards that vested on March 1, 2024 following the achievement of certain performance goals (the “2023 Performance Period”). The performance goal was the Company’s return on invested capital achieved in fiscal year 2023 (the “2023 ROIC”). For this purpose, the 2023 ROIC is defined as the sum of the Company’s average annual fixed assets, intangible assets, and current assets as of the end of fiscal year 2023; reduced by the sum of the Company’s average annual current liabilities and cash as of the end of fiscal year 2023; then divided by tax-adjusted EBIT.

On March 15, 2022, the named executive officers were granted performance stock awards which vest on March 1, 2025, provided certain performance goals are achieved (the “2024 Performance Period”). One third of the award vests after three years, subject to continued employment on the vesting date. One third of the award has a performance goal based upon the Company’s ROIC achieved in fiscal year 2024 (the “2024 ROIC”). The ROIC is defined as the sum of the Company’s average annual fixed assets, intangible assets, and current assets as of the end of fiscal year 2024; reduced by the sum of the Company’s average annual current liabilities and cash as of the end of fiscal year 2024; then divided by tax-adjusted EBIT.  The final third of the award has a performance goal based upon the Company’s EBITDA target for 2024.  The stock awards vested only for the one third vesting piece based upon the Company’s performance during the 2024 Performance Period.

On April 24, 2023, the named executive officers were granted performance stock awards which vest on March 1, 2024, March 1, 2025 and March 1, 2026, provided certain performance goals are achieved (the “2023, 2024 and 2025 Performance Periods”). One ninth of the award vests on each of March 1, 2024, 2025 and 2026, subject to continued employment on the vesting date. One ninth of the award has a performance goal based upon the Company’s ROIC achieved in each fiscal year 2023, 2024, and 2025 (the “2023 to 2025 ROIC”). The 2023 to 2025 ROIC is defined as the sum of the Company’s average annual fixed assets, intangible assets, and current assets as of the end of each fiscal year 2023, 2024, and 2025; reduced by the sum of the Company’s average annual current liabilities and cash as of the end of each fiscal year 2023, 2024, and 2025; then divided by tax-adjusted EBIT.  One ninth of the award has a performance goal based upon the Company’s EBITDA target for each year, 2023, 2024, and 2025.  The stock awards vested only for the one ninth vesting piece based upon the Company’s performance during the 2024 Performance Period.

On May 15, 2024, the named executive officers were granted performance stock awards which vest on March 1, 2025, March 1, 2026 and March 1, 2027, provided certain performance goals are achieved (the “2024, 2025 and 2026 Performance Periods”). One sixth of the award has a performance goal based upon the Company’s return on invested capital employed achieved in each fiscal year 2024, 2025, and 2026 (the “2024 to 2026 ROIC”). The 2024 to 2026 ROIC is defined as the Company’s earnings before interest and taxes divided by total assets less current liabilities as of the end of each fiscal year 2024, 2025, and 2026.  One sixth of the award has a performance goal based upon the Company’s EBITDA target for each year, 2024, 2025, and 2026.  The performance stock awards are also subject to a relative TSR multiplier based on the Company’s TSR for the applicable performance period compared to the Russell Top 2000 Value Index for the same period. The stock awards did not vest based upon the Company’s performance during the 2024 Performance Period.

On January 15, 2025, the named executive officers were granted performance stock awards which vest on March 1, 2026, March, 1, 2027 and March 1, 2028, provided certain performance goals are achieved (the “2025, 2026 and 2027 Performance Periods”). One sixth of the award has a performance goal based upon the Company’s ROIC achieved in each fiscal year 2025, 2026, and 2027 (the “2025 to 2027 ROIC”). The 2025 to 2027 ROIC is defined as the sum of the Company’s average annual fixed assets, intangible assets, and current assets as of the end of each fiscal year 2025, 2026, and 2027; reduced by the sum of the Company’s average annual current liabilities and cash as of the end of each fiscal year 2025, 2026, and 2027; then divided by tax-adjusted EBIT.  One sixth of the award has a performance goal based upon the Company’s EBITDA target for each year, 2025, 2026, and 2027.  The performance stock awards are also subject to a relative TSR multiplier based on the Company’s TSR for the applicable performance period compared to the Russell Top 2000 Value Index for the same period.

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The performance periods are as follows:

	Grantee		Performance Targets and Vesting Schedule Payouts
	Options (units) & Performance Stock Awards
			Target Vesting Schedule	Achievement	Payout
	Schroeder	Vlahos
			34% Vests after 1 year	Achieved	Vested
2023			33% EBITDA Target	EBITDA Achieved
Performance	----	2,478	$22.4M to 28.0M	$25.6M	79%
Period
			33% ROIC Target	ROIC Achieved
			6.6% to 8.3%	8.60%	100%
			34% Vests after	Vesting Period	Vested
			3 years	----	100%
2024			33% EBITDA Target	EBITDA Achieved
Performance	----	408	$49.2M to 61.5M	$2.2M	0%
Period			33% ROIC Target	ROIC Achieved
			11.3% to 17%	-2.10%	0%

			34% Vests after	Vesting Period	Vested
			2 years	----	100%
2024			33% EBITDA Target	EBITDA Achieved
Performance			$27.4M to 34.2M	$2.2M	0%
Period	----	906	33% ROCE Target	ROCE Achieved
			7.8% to 9.8%	-2.50%	0%

			50% EBITDA Target	EBITDA Achieved	Vested
2024		1,762	$25.8M to 35.4M	$2.2M	0%
Performance	----	Award	50% ROCE Target	ROCE Achieved
Period		2,448	7.6% to 10.5%	-2.50%	0%
		Stock Options

			34% Vests after	Vesting Period	Vested
			3 years	----	----
2025			33% EBITDA Target	EBITDA Achieved
Performance			$31.0M to 38.7M	----
Period	----	2,667	33% ROCE Target	ROCE Achieved
			8.5% to 10.6%	----

			50% EBITDA Target	EBITDA Achieved	Vested
2025		1,711	$29.3M to 40.3M	----	----
Performance	----	Award	50% ROCE Target	ROCE Achieved
Period		2,376	8.0% to 11.0%	----
		Stock Options
2025 Performance Period	4,553 Award 6,120 Stock Options	1,711 Award 2,376 Stock Options	50% EBITDA Target $25.7M to 38.5M 50% ROCE Target 7.0% to 10.4%	EBITDA Achieved ---- ROCE Achieved ----	Vested ----

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	Grantee		Performance Targets and Vesting Schedule Payouts
	Options (units) & Performance Stock Awards
			Target Vesting Schedule	Achievement	Payout
	Schroeder	Vlahos
			50% EBITDA Target	EBITDA Achieved	Vested
2026		1,711	$31.8M to 43.7M	----	----
Performance	----	Award	50% ROCE Target	ROCE Achieved
Period		2,376	8.4% to 11.6%	----
		Stock Options

			50% EBITDA Target	EBITDA Achieved	Vested
2026	4,419	1,711	$29.4M to 44.0M	----	----
Performance	Award	Award	50% ROCE Target	ROCE Achieved
Period	5,940	2,376	7.7% to 11.5%	----
	Stock Options	Stock Options

			50% EBITDA Target	EBITDA Achieved	Vested
2027	4,419	1,711	$31.8.8M to 43.7M	----	----
Performance	Award	Award	50% ROCE Target	ROCE Achieved
Period	5,940	2,376	8.4% to 12.6%	----
	Stock Options	Stock Options

Retirement and Other Post-Termination Plans

401(k) Plan

The Company maintains The Eastern Company Savings and Investment Plan (the “SIP”), a contributory savings plan under Section 401(k) of the Internal Revenue Code, for the benefit of certain eligible employees, including executive officers. An eligible employee who participates in the SIP may execute a salary reduction agreement requiring the Company to reduce his or her taxable earnings by a percentage of his or her compensation (as elected by the participant) and to contribute that amount to the SIP. The amount of the contribution could not exceed $23,000 for calendar year 2024, plus an additional $7,500 catch-up contribution for those participants ages 50 and older.

If an employee executes such a salary reduction agreement, the Company will make a matching contribution to the SIP on behalf of the employee. For 2024, the matching contribution equaled 50% of that portion of an employee’s salary reduction contribution that did not exceed 6% of his or her compensation.

Effective June 1, 2016, the SIP was amended to increase the non-discretionary profit-sharing contribution to 3%, and eligibility for the profit-sharing contribution was extended to all non-union U.S. employees. The SIP was also amended to provide for a non-discretionary contribution (the “transitional credit”) for certain non-union U.S. employees who were eligible to participate in the Salaried Employees Retirement Plan of The Eastern Company (the “Salaried Plan”).

Earnings in excess of $345,000 for calendar year 2024 cannot be taken into account under the SIP. An employee is fully vested in his or her salary reduction contributions and the earnings on those contributions. An employee will become vested in any matching contributions, transitional credits, and non-discretionary profit-sharing contributions, and the earnings thereon, under a graded vesting schedule, with full vesting after completing five years of service or upon reaching age 65. Employees who are participating in the SIP may direct that their account balances be invested in one or more investment options offered under the plan.

Pension Benefits

The Company maintains the Salaried Plan for the benefit of certain eligible employees, including executive officers. On April 5, 2016, the Board passed a resolution freezing benefit accruals under the Salaried Plan, effective as of May 31, 2016.  As a result, compensation and years of service earned after May 31, 2016 are not taken into account in determining the amount of a member’s retirement benefit under the Salaried Plan.  No named executive officer is eligible for the Salaried Plan.

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An employee reaches his or her normal retirement date and can begin benefits without reduction upon reaching age 65 (or, if later, the earlier of the attainment of age 70 or the completion of five years of participation in the plan). An employee reaches his or her early retirement date when he or she reaches age 55 after completing 20 years of service. An employee who is eligible for early retirement can elect to begin to receive his or her benefits on an actuarially reduced basis. In addition, if an employee’s age and years of service equal at least 90, the employee can elect to begin to receive his or her benefits with a smaller reduction for early commencement than is otherwise applicable for early retirement.

Equity Grant Procedures

In accordance with the Company’s Stock-Based Award Grant Date Policy (the “Grant Date Policy”), the Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information, and the Company does not time the release of material nonpublic information based upon grant dates of equity. Annual equity grants under the 2020 Plan are approved at the Compensation Committee’s regularly scheduled meeting held each year in December, and such awards are granted with a grant date of January 15 of the following year (or if January 15 is not a trading date on NASDAQ, on the next succeeding trading day).  Grants to new hires, or for retention, promotion or special recognition are made with a grant date of whichever of the following dates next succeeds the Compensation Committee’s approval of such equity award: January 15, May 15, August 15 and November 15 (or, in each case, if such date is not a trading day, then on the next succeeding trading day). During the fiscal year ended December 28, 2024, we did not grant stock options (or similar awards, including SARs) to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors of the Company, have reviewed and discussed the Compensation Discussion and Analysis set forth above with management and, based on such review and discussions, have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference to this proxy statement, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024.

Compensation Committee:

Fredrick D. DiSanto, Chairman

Charles W. Henry

Peggy B. Scott

John W. Everets

Compensation Committee Interlocks and Insider Participation

                Fredrick D. DiSanto, John W. Everets, Charles W. Henry, and Peggy B. Scott served on the Compensation Committee during fiscal year 2024. During the 2024 fiscal year, no member of the Compensation Committee was, or had previously been, an officer or employee of the Company or its subsidiaries or had any direct or indirect material interest in a transaction with the Company or in a business relationship with the Company that would require disclosure under the applicable rules of the Securities and Exchange Commission. In addition, no interlocking relationship existed between any member of the Compensation Committee or an executive officer of the Company, on the one hand, and any member of the compensation committee (or committee performing equivalent functions, or the full Board) or an executive officer of any other entity, on the other hand.

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EXECUTIVE COMPENSATION

Smaller Reporting Company — Scaled Disclosure

Pursuant to Item 10(f) of Regulation S-K promulgated under the Securities Act of 1933, as amended, as indicated herein, we have elected to comply with certain scaled disclosure requirements applicable to “smaller reporting companies” with respect to certain portions of the executive compensation disclosure in this proxy statement.

.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the Company’s named executive officers for the fiscal years ended December 30, 2023 and December 28, 2024.

Name and Principal Position	Year (1)	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($) (5)	Total ($)
Ryan Schroeder, 49 President and CEO	2024	$69,423	$-	$-	$-	$16,126	$-	$3,313	$88,862
Mark Hernandez, 58 Former President and CEO	2024 2023	459,087 485,288	- -	532,945 782,100	229,651	- 261,105	- -	1,188,669 22,094	2,410,352 1,550,587
Nicholas Vlahos, 43	2024	370,000	-	148,729	63,792	53,223	-	21,108	656,852
Vice President and CFO	2023	339,327	-	140,000	-	88,725	-	20,134	558,186

(1)	The 2024 and 2023 fiscal years each consisted of 52 weeks.

(2)

Represents the aggregate grant date fair value for performance stock awards granted on May 15, 2024, April 24, 2023 and July 10, 2023, computed in accordance with FASB ASC Topic 718 while using a Monte Carlo simulation model for the relative TSR multiplier. A discussion of the assumptions used in calculating these values may be found in the “Accounting Policies” and “Stock-Based Compensation” sections included in the notes to our financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 28, 2024 and December 30, 2023. For 2024, the following amounts reflect the grant date fair value of the performance stock awards, assuming that the highest level of performance is achieved under the 2020 Plan: Mr. Hernandez, $532,945; and Mr. Vlahos, $148,729. For 2023, the following amounts reflect the grant date fair value of the performance stock awards, assuming that the highest level of performance is achieved under the 2020 Plan: Mr. Hernandez, $782,100; and Mr. Vlahos, $140,000. For more information on the Company’s performance stock awards, please refer to the “Long-term incentives and performance-based stock appreciation rights and options” section above and the “Stock Based Awards” section below.

(3)

Represents the aggregate grant date fair value for performance stock options granted on May 15, 2024 computed in accordance with FASB ASC Topic 718 while using a Monte Carlo simulation model for the relative TSR multiplier using a Black-Scholes model. There were no options or SARs granted by the Company to the named executive officers in 2023. For 2024, the following amounts reflect the grant date fair value of the performance stock options, assuming that the highest level of performance is achieved under the 2020 Plan: Mr. Hernandez, $229,651; and Mr. Vlahos, $63,792. For more information on the Company’s performance stock awards, please refer to the “Long-term incentives and performance-based stock appreciation rights and options” section above and the “Stock Based Awards” section below.

(4)

Amounts shown were earned in the applicable year and paid in the subsequent year under the Company’s short-term incentive plan. Mr. Hernandez did not earn a short-term incentive award for 2024 due to his resignation on November 4, 2024. Mr. Schroeder earned a short-term incentive award in the amount of $16,126 and Mr. Vlahos earned a short-term incentive award for 2024 in the amount of $53,223. For more information on the Company’s non-equity incentive compensation, please refer to the “Short-Term Incentives — Annual Cash Incentives” section above.

(5)

Included in this column are Company contributions to the SIP (including matching contributions, transitional credits and profit-sharing contributions), company-paid term life insurance premiums, the value of group term life insurance in excess of $50,000, and life insurance under the Salaried Plan. The Company’s contributions to the SIP (including matching contributions, transitional credits and profit-sharing contributions) for Mr. Schroeder equaled $3,179 for 2024, for Mr. Hernandez equaled $20,700 for 2024 and $19,800 for 2023, for Mr. Vlahos $20,700 for 2024 and $19,800 for 2023. Company-paid term life insurance premiums for Mr. Schroeder equaled $134 for 2024, for Mr. Hernandez $2,294 for 2023, for Mr. Vlahos $408 for 2024 and $334 for 2023. Severance paid upon termination for Mr. Hernandez equaled $1,167,969 for 2024, including: (i) the equivalent of his 2024 base salary of $530,500, (ii) an estimated 2024 working capital short-term incentive award in the amount of $140,787, (iii) immediate vesting of outstanding and unvested performance-based restricted stock unit awards with respect to 14,800 underlying shares of Company common stock, or the cash equivalent thereof, and (iv) a lump sum payment for unused vacation pay in the amount of $47,206. For more information on the Company’s SIP, please refer to the “Retirement and Other Post-Termination Plans” section above. For more information on the Company’s employment agreements and separation agreements with its named executive officers, please refer to the “Termination of Employment and Change in Control Arrangements” section below.

27

STOCK BASED AWARDS

On April 29, 2020, the shareholders approved the 2020 Plan, which by its terms will terminate on February 19, 2030. The 2020 Plan authorizes the grant of incentive stock options and non-qualified stock options to purchase Common Shares, the grant of shares of restricted stock, and the grant of other stock-based awards (such as SARs). The Compensation Committee determines the terms and conditions of the awards granted under the 2020 Plan, subject to the terms of the 2020 Plan. Awards are permitted to be granted to salaried officers and other key employees of the Company, whether or not such employees are also serving as directors of the Company. The 2020 Plan also provides for the grant of nonqualified stock options to non-employee directors of the Company.

The purchase price of the Common Shares subject to each incentive stock option granted under the 2020 Plan may not be less than the fair market value of the Common Shares on the date of grant. The purchase price of Common Shares subject to non-qualified stock options granted under the 2020 Plan, and the price (if any) which must be paid to acquire a share of restricted stock granted under the 2020 Plan, is set by the Compensation Committee.

Incentive stock options must be exercised within ten years of the date of grant. Non-qualified stock options must be exercised within the period set forth in the 2020 Plan or, if the 2020 Plan permits, within the period established by the Compensation Committee. Moreover, options may not be exercised more than three months after termination of employment or termination of service as a director. However, in the case of death or disability, the option may be exercised within one year after death or disability by the estate of such named executive officer. The three month period is also extended to one year for an optionee who terminates employment or terminates service as a director at or after reaching age sixty-five (65).

28

OPTIONS EXERCISED IN FISCAL 2024

The following table summarizes the exercise of stock options by each of the Company’s named executive officers for the fiscal year ended December 28, 2024. The named executive officers did not exercise any stock appreciation rights during the fiscal year ended December 28, 2024.

	Stock Awards
Name	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($)
Ryan Schroeder	-	-
Mark Hernandez	28,908	$792,159
Nicholas Vlahos	2,478	$60,191

(1)	Represents the total number of shares that were exercised before any withholding of shares to pay the exercise price and taxes.

29

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table displays the units of unvested SARs and performance stock awards held by each of the named executive officers at the end of fiscal year 2024.

							Stock Awards
		Number of Securities Underlying Unexercised SARs (#)
Name	Grant Date	Exercisable (#)	Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned units (#)	Exercise Price ($)	Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Ryan Schroeder	-	-	-	-	-	-	-	-	-	-
Mark Hernandez	-	-	-	-	-	-	-	-	-	-
Nicholas Vlahos	4/29/2020(1)	500	-	-	20.20	4/29/2025
	3/15/2022(2)		-	-		3/15/2027	408	$8,976	792	$17,424
	4/24/2023(3)					4/24/2028	1,813	$48,117	3,520	$93,421
	5/15/2024(4)			7,200		5/1/2029
	5/15/2024(5)				28.69	5/1/2029			3,960	$105,098

(1)

On April 29, 2020, the Compensation Committee granted SARs under the 2020 Plan as follows: Nicholas Vlahos – 1,000. The SARs have an exercise price of $20.20 (equal to the fair market value of a Common Share on the date of grant), and were scheduled to vest on February 1, 2023 based on performance targets set by the Board, and to be exercisable for a period of five years (provided that the named executive officer remains an employee of the Company on the applicable vesting date and the Company meets certain performance thresholds prescribed in the SAR award agreement). The performance target for vesting of the SARs was based on the Company’s book value at the end of fiscal year 2022 and the ROIC for fiscal year 2022. On March 1, 2023, the Compensation Committee approved the vesting of 50% of the SARs, or 500 Common Shares, for Mr. Vlahos based on the Company’s adjusted book value target; the other 50% of the SARs did not vest due to not achieving the ROIC goal.

(2)

On March 15, 2022, the named executive officers were granted performance stock awards which vest on March 1, 2025, provided certain performance goals are achieved (the “2024 Performance Period”). One third of the award vests after three years. One third of the award has a performance goal based upon the Company’s ROIC achieved in fiscal year 2024. The ROIC is defined as the sum of the Company’s average annual fixed assets, intangible assets, and current assets as of the end of fiscal year 2024; reduced by the sum of the Company’s average annual current liabilities and cash as of the end of fiscal year 2024; then divided by tax-adjusted EBIT. The final third of the award has a performance goal based upon the Company’s EBITDA target for 2024.

(3)

On April 24, 2023, the named executive officers were granted performance stock awards which vest on March 1, 2024, March 1, 2025 and March 1 2026, provided certain performance goals are achieved (the “2023, 2024 and 2025 Performance Periods” ). One ninth of the award vests on each vesting date. One ninth of the award has a performance goal based upon the Company’s ROIC achieved in fiscal year 2023, 2024 and 2025. The ROIC is defined as the sum of the Company’s average annual fixed assets, intangible assets, and current assets as of the end of fiscal year; reduced by the sum of the Company’s average annual current liabilities and cash as of the end of fiscal year; then divided by tax-adjusted EBIT. The ninth of the award has a performance goal based upon the Company’s EBITDA target for 2023, 2024, and 2025.

(4)

On May 15, 2024, the named executive officers were granted performance stock options which vest on March 1, 2025, March, 1, 2026 and March 1, 2027, provided certain performance goals are achieved (the “2024, 2025 and 2026 Performance Periods”). One sixth of the award has a performance goal based upon the Company’s ROCE achieved in each fiscal year 2024, 2025, and 2026. The ROCE is defined as the Company’s earnings before interest and taxes divided by total assets less current liabilities as of the end of each fiscal year 2024, 2025, and 2026. One sixth of the award has a performance goal based upon the Company’s EBITDA target for each year, 2024, 2025, and 2026. The stock awards did not vest based upon the Company’s performance during the 2024 Performance Period.

(5)

On May 15, 2024, the named executive officers were granted performance stock awards which vest on March 1, 2025, March, 1, 2026 and March 1, 2027, provided certain performance goals are achieved (the “2024, 2025 and 2026 Performance Periods”). One sixth of the award has a performance goal based upon the Company’s ROCE achieved in each fiscal year 2024, 2025, and 2026. The ROCE is defined as the Company’s earnings before interest and taxes divided by total assets less current liabilities as of the end of each fiscal year 2024, 2025, and 2026. One sixth of the award has a performance goal based upon the Company’s EBITDA target for each year, 2024, 2025, and 2026. The stock awards did not vest based upon the Company’s performance during the 2024 Performance Period.

30

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

The following discussion describes severance and change-in-control arrangements that were in place with the NEOs as of December 28, 2024.

Employment Agreement

On November 4, 2024, the Company entered into an employment agreement (the “Employment Agreement”) with Ryan Schroeder, the Company’s President and Chief Executive Officer, effective as of November 6, 2024 (the “Effective Date”). The Employment Agreement provides for Mr. Schroeder’s term of employment to begin on the Effective Date and to continue until terminated in accordance with the Employment Agreement. The Employment Agreement sets forth Mr. Schroeder’s employment duties, compensation and additional benefits, as well as certain restrictive covenants.

In the event Mr. Schroeder’s employment is terminated (other than by Mr. Schroeder with “Good Reason” or by the Company without “Cause” (as each such term is defined in the Employment Agreement), the Company will pay to Mr. Schroeder (i) amount equal to the portion of his annual base salary at the time of termination earned through the date of termination, (ii) accrued but unused vacation time in accordance with Company policy, and (iii) a reimbursement for expenses incurred through the date of termination. In the event of a termination of Mr. Schroeder’s employment by the Company without Cause or by Mr. Schroeder for Good Reason, the Employment Agreement provides that the Company will, subject to Mr. Schroeder’s entry into (and not revoking) a separation agreement and general release in the time periods provided by in the Employment Agreement, pay an amount equal to Mr. Schroeder’s annual base salary at the time of termination, to be paid in substantially equal installments over a period of twelve months in accordance with the Company’s customary payroll practices and procedures.

Separation Agreement

In connection with Mr. Hernandez’s resignation on November 4, 2024 (the “Separation Date”), the Company and Mr. Hernandez entered into a Separation Agreement and General Release on the Separation Date (the “Separation Agreement”). Pursuant to the Separation Agreement, the Company has agreed to provide the following severance to Mr. Hernandez: (1) the equivalent of his 2024 base salary of $530,500, payable in substantially equal installments over twelve months following the Separation Date in accordance with the Company’s customary payroll practices and procedures, (2) an estimated 2024 working capital bonus in the amount of $140,787, payable in a lump sum, (3) immediate vesting of outstanding and unvested performance-based restricted stock unit awards under the 2020 Plan with respect to 14,800 underlying shares of Company common stock and delivery of such underlying shares, or the cash equivalent thereof, and (4) a lump sum payment of the equivalent of Mr. Hernandez’s unused vacation pay in the amount of $47,206.48. In consideration of these payments, the Separation Agreement provides for a general release of claims by Mr. Hernandez in favor of the Company and agreements by Mr. Hernandez not to disparage the Company, to protect the Company’s confidential information and, for 12 months following the Separation Date, not to engage in a competing business or solicit customers or employees of the Company. In accordance with the Separation Agreement, Mr. Hernandez received severance equaling $1,167,969 following his resignation with the Company.

Severance Agreement

On February 1, 2023, the Company entered into a Severance Agreement with Mr. Vlahos.  Under the terms of the Severance Agreement, in the event Mr. Vlahos’s employment is terminated without “Good Reason,” or due to a “Constructive Termination” (as each such term is defined in the Severance Agreement), the Company would pay Mr. Vlahos (i) any accrued compensation; (ii) an amount equal to one times Mr. Vlahos’s annual base salary; and (iii) an estimate of Mr. Vlahos’s annual bonus for the year of termination, based on percent achievement of pro-rata targets; and (iv) vesting of all equity and equity-based awards under the Company’s stock incentive plans.  All payments by the Company are subject to the execution by Mr. Vlahos of a release and waiver.

The following table provides certain information regarding the benefits payable under the Employment Agreement for Mr. Schroeder and the Severance Agreement for Mr. Vlahos.  The payments to Messrs. Schroeder and Mr. Vlahos upon a termination without Cause would remain the same whether or not the termination is in connection with a change in control.

	Termination For Cause	Termination Without Cause
Ryan Schroeder Lump-sum	-	$475,000
Nicholas Vlahos Lump-sum	-	$584,970

31

PAY VERSUS PERFORMANCE

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last three completed calendar years. In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table.

Pay Versus Performance Table

The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for fiscal years 2022, 2023 and 2024. Note that for our NEOs other than our principal executive officer (the “PEO”), compensation is reported as an average.

Year	Summary Comp Table Total for First PEO ($) (1)(2)	Summary Comp Table Total for Second PEO ($) (1)(2)	Summary Comp Table Total for Third PEO ($) (1)(3)	Comp Actually Paid to First PEO ($) (1)(5)	Comp Actually Paid to Second PEO ($) (1)(5)	Comp Actually Paid to Third PEO ($) (1)(5)	Average Summary Comp Table Total for Non-PEO Named Executive Officers ($) (1)(6)	Average Comp Actually Paid to Non-PEO Named Executive Officers ($) (1)(7)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(8)	Net Income ($)(9) (in thousands)
2024	$88,861	$2,410,352	$-	$88,861	1,289,463	$-	$656,852	$631,483	$121.21	$(8,529)
2023	-	1,550,558	1,103,178	-	1,745,288	579,612	588,186	628,350	114.55	8,585
2022	-	-	897,734	-	-	788,324	612,198	533,547	77.34	12,301

(1)

During fiscal year 2024, Ryan Schroeder (“First PEO”) and Mark Hernandez (“Second PEO”) each served for a period of time as our PEO. During fiscal year 2023, Mark Hernandez and August M. Vlak (“Third PEO”) each served for a period of time as our PEO, and Mr. Vlak was the PEO during fiscal year 2022. During fiscal year 2024, the non-PEO named executive officer (NEO) was Nicholas Vlahos. During fiscal year 2023, the non-PEO named executive officers (NEOs) were Nicholas Vlahos and James P. Woidke. During fiscal year 2022, the non-PEO named executive officers (NEOs) were John L. Sullivan III, Peter O’Hara and James P. Woidke. Mr. Sullivan served as the Company’s principal financial officer through May 15, 2022 and as an employee of the Company through June 4, 2022, and Mr. O’Hara served as the Company’s principal financial officer beginning on May 16, 2022 through February 3, 2023.

(2)	The dollar amounts reported are the amounts of total compensation reported for Mr. Schroeder for the applicable fiscal year in the “Total” column of the Summary Compensation Table (SCT).

(3)	The dollar amounts reported are the amounts of total compensation reported for Mr. Hernandez for the applicable fiscal year in the “Total” column of the SCT.

(4)	The dollar amounts reported are the amounts of total compensation reported for Mr. Vlak for the applicable fiscal year in the “Total” column of the SCT.

(5)

The following table sets forth the adjustments made to the SCT total for each year represented in the pay versus performance table to arrive at “compensation actually paid” to our PEO, as computed in accordance with Item 402(v) of Regulation S-K:

(6)	The dollar amounts reported represent the average of the amounts reported for the non-PEO NEOs for the applicable fiscal year in the “Total” column of the Summary Compensation Table.

(7)

The following table sets forth the adjustments made, on an average basis, to the average SCT total for each year represented in the pay versus performance table to arrive at “average compensation actually paid” to our non-PEO NEOs:

(8)

The amounts reported represent the measurement period value of an investment of $100 in our stock on December 31, 2021 (the last trading day before the 2022 fiscal year), and then valued again on each of December 31, 2022 (the last trading day of the 2022 fiscal year), December 29, 2023 (the last trading day of the 2023 fiscal year), December 28, 2024 (the last trading day of the 2023 fiscal year), based on the closing price per share of the Company’s common stock as of such dates and assuming the reinvestment of dividends.

(9)	The amounts reported represent net income for the applicable fiscal year calculated in accordance with generally accepted accounting principles in the United States.

32

	2024 First PEO	2024 Second PEO	2023 Second PEO	2023 Third PEO	2022 Third PEO
SCT Total for PEO	$88,861	$2,410,352	$1,550,558	$1,103,178	$897,630
Less: Amount reported under the “Stock Awards” column in the SCT	$--	$(762,597)	$(782,100)	$--	$(277,056)
Add: Fair value as of fiscal year-end of awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year	$--	$--	$976,830	$--	$225,576
Add: Change in fair value as of fiscal year-end, compared to prior fiscal year-end, of awards granted in any prior fiscal year that are outstanding and unvested as of the end of the fiscal year	$--	$--	$--	$--	$(54,426)
Add: Change in fair value as of vesting date, compared to prior fiscal year-end, of awards granted in any prior fiscal year for which all vesting conditions were satisfied at fiscal year-end or during the fiscal year	$--	$202,908	$--	$--	$(3,400)
Less: for any awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year	$--	$(561,200)	$--	$(523,566)	--
Total Adjustments	$--	$(1,120,889)	$194,700	$(523,566)	$(109,306)
Compensation Actually Paid to PEO	$88,861	$1,289,463	$1,745,288	$579,612	$788,324

33

	2024	2023	2022
Average SCT Total for Non-PEO NEOs	$656,852	$739,442	$612,198
Less: Amount reported under the “Stock Awards” column in the SCT	$(212,521)	$(70,000)	$(158,456)
Add: Fair value as of fiscal year-end of awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year	$137,739	$88,000	$130,140
Add: Change in fair value as of fiscal year-end, compared to prior fiscal year-end, of awards granted in any prior fiscal year that are outstanding and unvested as of the end of the fiscal year	$12,188	$1,632	$(48,636)
Add: Change in fair value as of vesting date, compared to prior fiscal year-end, of awards granted in any prior fiscal year for which all vesting conditions were satisfied at fiscal year-end or during the fiscal year	$37,225	$450	$(1,700)
Total Adjustments	$(25,369)	$20,082	$(78,652)
Average Compensation Actually Paid to Non-PEO NEOs	$631,483	$759,524	$533,547

Relationships between Compensation Actually Paid and Performance Measures

The Company enthusiastically embraces a pay-for performance philosophy. Over the last several years, the Company has not achieved the performance goals across our key metrics and as such the pay for the performance has been below expectations but underscores the effectiveness of our compensation program; however, with the recent change in management we are beginning to see true alignment between shareholder returns and executive compensation. For 2024, our shareholders’ value increased by approximately 20% of the value on their shareholder return and accordingly, the executive compensation actually paid for the PEO & non-PEO NEOs was decreased by approximately 40% and 16%, respectively. For 2024, the executive compensation actually paid for the PEO & the non-PEO NEOs as a percentage of net income was 11% and 7%, respectively. For 2023, our shareholders’ value increased by approximately 15% of the value on their shareholder return and accordingly, the executive compensation actually paid for the PEO & non-PEO NEOs was increased by approximately 17% and 9%, respectively. For 2023, the executive compensation actually paid for the PEO & the non-PEO NEOs as a percentage of net income was 20% and 7%, respectively.  For 2022, the executive compensation actually paid for the PEO & the non-PEO NEOs as a percentage of net income was 6% and 4%, respectively. The program we have designed continues to incentivize our executive team to drive the results that create value for our shareholders and motivate our executive team to sustain that value creation in the future fiscal years by rewarding the value created in the current fiscal year.  We believe our compensation program exemplifies a properly functioning pay-for-performance approach to compensation.  We have constructed a compensation program that incentivizes our executive team to outperform our peers thereby generating significant value for our shareholders.

34

Risk assessment of compensation policies and practices

Management and the Compensation Committee have reviewed the existing incentive compensation programs in which employees, including non-executive officers participate, in order to establish that such programs do not create risks that are reasonably likely to have a material adverse effect on the Company. Incentive compensation programs exist at the Corporate Office and at the Company’s divisions, and no particular division carries a significant portion of the Company’s overall risk profile. Stock incentive awards were made in fiscal 2024 under the 2020 Plan. These awards are determined based upon guidelines set by the President and Chief Executive Officer and are reviewed and approved by the Compensation Committee. The cash incentive compensation program for corporate executives is subject to performance parameters and dollar limitations approved by the Compensation Committee. Cash incentive programs at the Company’s divisions are based upon the attainment of specific financial performance goals that are developed on a basis consistent with the division’s financial goals. These programs are approved by the President and Chief Executive Officer. In conclusion, management has determined that the existing incentive programs applicable to non-named executive officers and the 2020 Plan do not create risks that are reasonably likely to have a material adverse effect on the Company.

HOUSEHOLDING

When two or more holders of our Common Shares have the same address, we may deliver only one Notice of Internet Availability of Proxy Materials or set of proxy materials, as applicable, to that address unless we have received contrary instructions from one or more of those shareholders.

Similarly, brokers and other intermediaries holding our Common Shares in “street name” for more than one beneficial owner with the same address may deliver only one Notice of Internet Availability of Proxy Materials or set of proxy materials, as applicable, to that address if they have received consent from the beneficial owners of the stock.

We will deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability of Proxy Materials or set of proxy materials, as applicable, to any shareholder of record at a shared address to which a single copy of those documents was delivered. To receive these additional copies, you may write or call Nicholas Vlahos, at 3 Enterprise Drive, Suite 408, Shelton, CT 06484, telephone (203) 729-2255 or e-mail at ir@easterncompany.com. If your shares are held in “street name,” you should contact the broker or other intermediary who holds the shares on your behalf to request an additional copy of the Notice of Internet Availability of Proxy Materials or set of proxy materials.

If you are a shareholder of record and are either receiving multiple Notices of Internet Availability of Proxy Materials or multiple paper copies of the proxy materials, as applicable, and wish to request future delivery of a single copy or are receiving a single Notice or copy of the proxy materials, as applicable, and wish to request future delivery of multiple copies, please contact Nicholas Vlahos at the address or telephone number above. If your shares are held in “street name,” you should contact the broker or other intermediary who holds the shares on your behalf.

ADDITIONAL INFORMATION

Any shareholder who intends to present a proposal at the 2025 annual meeting of shareholders and desires that it be included in the Company’s proxy materials must submit to the Company a copy of the proposal, which must be received by the Company at its Corporate Office, 3 Enterprise Drive, Suite 408, Shelton, CT 06484, on or before November 11, 2025. Any shareholder who intends to present a proposal at the 2025 annual meeting of shareholders, but does not wish that the proposal be included in the Company’s proxy materials, or who intends to nominate a person for election to the Board, must provide notice of the proposal to the Company in accordance with the terms of the Company’s Bylaws, which must be received by the Company at its Corporate Office no earlier than January 30, 2026 and no later than March 1, 2026.

To comply with universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and is postmarked or submitted electronically to the Company no later than March 2, 2026.

It is the Company’s policy to have the members of the Board attend the annual meeting of shareholders. All of the members of the Board then serving attended the 2024 annual meeting of shareholders virtually.

If any shareholder wishes to send communications to the Board, a committee of the Board, the non-executive directors or any member of the Board, he or she may do so by sending such communications to the Board or to the individual director in care of The Eastern Company, 3 Enterprise Drive, Suite 408, Shelton, CT 06484. Communications will be distributed by the Corporate Secretary to the appropriate director or directors, except for solicitations, advertisements, “junk” mail, mass mailings and other material not deemed appropriate for distribution to directors.

35

FORM 10-K ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K as filed with the SEC for the fiscal year ended December 28, 2024 will be furnished without exhibits to shareholders upon written request. Exhibits to the Form 10-K will be provided if so requested. Direct all inquiries to Investor Relations, The Eastern Company, 3 Enterprise Drive, Suite 408, Shelton, CT 06484. The Annual Report on Form 10-K is also available on the Company’s website at www.easterncompany.com.

36

THE EASTERN COMPANY

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before the Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 29, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to **www.virtualshareholdermeeting.com/EML2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on April 29, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V63219-P27010

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE EASTERN COMPANY

The Board of Directors recommends you vote FOR the following nominees:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Fredrick D. DiSanto	☐	☐	☐
1b. John W. Everets	☐	☐	☐
1c. Charles W. Henry	☐	☐	☐
1d. James A. Mitarotonda	☐	☐	☐
1e. Peggy B. Scott	☐	☐	☐
1f. Michael J. Mardy	☐	☐	☐
1g. Ryan A. Schroeder	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. Nonbinding advisory vote to approve the compensation of the named executive officers.	☐	☐	☐
3. Ratify the appointment of the independent registered public accounting firm (Fiondella, Milone & LaSaracina LLP) for fiscal year 2025.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

V63220-P27010

THE EASTERN COMPANY
April 30, 2025 at 11:00 AM EDT
www.virtualshareholdermeeting.com/EML2025
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigning hereby appoints Marianne Barr and Nicholas A. Vlahos, or either of them, true and lawful attorneys and agents, with the power of substitution for the undersigned in his name, place and stead, to vote at the Annual Meeting of Shareholders of The Eastern Company to be held virtually on April 30, 2025 at www.virtualshareholdermeeting.com/EML2025 and any adjournments thereof, all shares of common stock of said Company which the undersigned would be entitled to vote, if then personally present, as specified on the reverse side of this card on proposals 1, 2 and 3, and in their discretion on all other matters coming before the meeting.

This proxy will be voted as directed by the shareholder, but if no choice is specified, it will be voted FOR each of the director nominees named in proposal 1 and FOR proposals 2 and 3.

Continued and to be signed on reverse side